UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Holvek Technologies Corporation

(Exact name of registrant as specified in its charter)

Wyoming	36-5187260	7372
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

1309 Coffeen Avenue STE 1200

Sheridan, Wyoming 82801

+1(870) 6176807

office@holvek.tech

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wyoming Registered Agent 30 N Gould St Ste R Sheridan, WY 82801

+13072002803

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large accelerated filer,” “Accelerated filer,” “Smaller reporting company” and “Emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes ☐ No ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	4,000,000	$ 0.06	$ 240,000	$21

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2026.

PRELIMINARY PROSPECTUS

HOLVEK TECHNOLOGIES CORPORATION

Up To 4,000,000 Shares of Common Stock At $0.06 Per Share No Minimum

This is the initial offering of Common stock of Holvek Technologies Corporation, a Wyoming corporation, and no public market exists for the securities being offered. Holvek Technologies Corporation is offering for sale a total of up to 4,000,000 shares of common stock at a fixed price of $0.06 per share for aggregate maximum gross proceeds: $240,000; estimated net proceeds after offering expenses: approximately $225,000, assuming that the entire offering is completed. The offering will terminate on the earliest of (i) the expiration of the 365-day offering period commencing on the effective date of the registration statement, unless extended by our Board of Directors for an additional period of up to 90 days, (ii) the date on which all 4,000,000 shares offered hereby have been sold, or (iii) the date on which our Board of Directors determines to terminate the offering earlier. The Company intends to seek a public quotation for its common stock on the OTCQB market, subject to satisfying applicable eligibility requirements and completing the applicable procedures. The Company has not secured a market maker to initiate the quotation process, and there can be no assurance that a market maker will agree to do so, that the Company will satisfy the applicable requirements, or that a public quotation or active trading market will develop. The offering is not conditioned upon obtaining a public quotation. As a result, there is a possibility that the Company may not be successful in having its securities quoted on OTCQB. Investors should be aware of this inherent uncertainty, and the offering is not conditioned on receipt of quotation eligibility.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See “Use of Proceeds” and “Plan of Distribution”.

The offering is being conducted on a self-underwritten, best efforts basis, which means our director, Tomas Dragun, will attempt to sell the shares without the participation of an underwriter. This prospectus will permit our director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. We will pay all expenses incurred in this offering.

Prior to this offering, our sole officer, director and shareholder, Tomas Dragun, owns 100% of our outstanding common stock and has effective control over all matters submitted to our shareholders. Because this is a best effort offering with no minimum offering amount, Mr. Dragun will continue to own a majority of our outstanding common stock and maintain voting control of the Company regardless of whether 25% or 50% of the shares offered hereby are sold.

Percentag of Offering Sold	Shares Outstanding After Offering	Shares Owned by Mr. Dragun	Ownership Percentage
25%	3,500,000	2,500,000	71.43%
50%	4,500,000	2,500,000	55.56%
75%	5,500,000	2,500,000	45.45%
100%	6,500,000	2,500,000	38.46%

Although Mr. Dragun would no longer own a majority of the outstanding common stock if more than 50% of the shares offered hereby are sold, he may continue to exercise significant influence over the Company due to his position as the Company's sole officer and director and because no other shareholder is expected to own a significant percentage of the Company's outstanding common stock.

After completion of the offering, assuming all 4,000,000 shares offered hereby are sold, Tomas Dragun will own approximately 38.46% of our outstanding common stock. He will not hold a majority of the outstanding shares solely by virtue of his share ownership. However, his position as a director and executive officer may allow him to exercise significant influence over the Company’s business and affairs, subject to applicable law and the Company’s governing documents.

In offering the securities on our behalf, Mr. Dragun will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.06 per share for a period of three hundred and sixty-five (365) days from the effective date of this prospectus, unless extended by our Board of Director for an additional 90 days.

Holvek Technologies Corporation is a development stage, Start-up Company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Our common stock is considered a “penny stock” under SEC rules and is subject to additional sales restrictions under Rule 15g-9 of the Exchange Act. See “Risk Factors – Trading in our common stock will be subject to the SEC’s ‘penny stock’ rules, which may limit the liquidity and marketability of our shares” for more information.

Holvek Technologies Corporation qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). As such, we are eligible for certain reduced reporting requirements. Please see ‘Prospectus Summary – Emerging Growth Company’ for a discussion of these exemptions and the conditions that could cause us to lose this status.

Before investing, you should carefully read this prospectus and consider the section of this prospectus entitled

“Risk Factors”.

Neither the securities and exchange commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

i

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover.

The Registration Statement of which this Prospectus forms a part, including the exhibits thereto, contains additional information concerning our Company, our business, our development activities and the Common Stock offered by this Prospectus. The Registration Statement, including the exhibits thereto, may be read and reviewed through the Securities and Exchange Commission’s website or at the offices of the Securities and Exchange Commission.

ii

Holvek Technologies Corporation

1309 Coffeen Avenue STE 1200

Sheridan, Wyoming 82801

+1(870) 6176807

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company”, “we”, “our”, “us”, “Holvek” refer to Holvek Technologies Corporation unless the context otherwise indicates.

We are an “emerging growth company,” as defined in the JOBS Act, and a “smaller reporting company,” as defined under the federal securities laws. As such, we are eligible to take advantage of certain reduced public company reporting requirements.

Prior to this offering, our sole officer, director and shareholder, Tomas Dragun, owns 100% of our outstanding common stock. Because this is a best-efforts offering with no minimum offering amount, his ownership will vary depending on the number of shares sold. If 25%, 50%, 75%, and 100% of the 4,000,000 shares offered hereby are sold, Mr. Dragun will own approximately 71.43%, 55.56%, 45.45%, and 38.46%, respectively, of our outstanding common stock. He will retain a majority ownership interest at the 25%, 50% sale levels, but not at the 75% or 100% sale levels.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

BUSINESS OVERVIEW

Holvek Technologies Corporation is a Wyoming corporation in the development stage. The Company’s business plan is focused on developing and commercializing the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”), an intended subscription-based economic forecasting and research service.

As of the date of this prospectus, the Company has developed its website. Website development commenced on August 31, 2026, and was completed on September 30, 2026, pursuant to the Website Development Agreement filed as Exhibit 10.2 to this Registration Statement. The underlying economic forecasting and research service, including its proposed interactive user interface, AI-assisted analytical functionality and API access, has not yet been developed and launched for commercial use. The Company has no paying customers and has generated no revenue from the Planned Platform.

The Company intends to develop the service to provide AI-assisted analysis of publicly available economic forecasts, market expectations, historical information and other economic data, subject to the availability of appropriate technologies, data sources and usage rights. The service is expected to be offered through a web interface and subscription-based API access, if successfully developed and launched.

All descriptions of the Planned Platform’s functionality, pricing, data sources, customer groups and revenue model in this prospectus represent current plans and expectations, not existing commercial capabilities or proven demand.

Holvek Technologies Corporation was incorporated on July 6, 2026 under the laws of the State of Wyoming. The Company’s registration address is 1309 Coffeen Avenue STE 1200 Sheridan, WY 82801. This address is used to provide mail forwarding services. The Company does not maintain a physical corporate office in the United States. The Company’s day-to-day business operations are conducted primarily in Slovakia.

The Planned Platform is intended to provide access to its core economic forecasting and research service through a web interface and subscription-based API integration. Subject to successful development, testing, financing, and launch, users may submit economic questions and receive AI-generated research responses based on aggregated public forecasts, market expectations, historical information, and current economic indicators. These capabilities are planned and are not represented as existing functionality.

The Company’s business model is prospective. Any subscription plans, API limits, pricing, integrations, additional platform features, or enterprise services will depend on development, validation, customer demand, available capital, and applicable legal requirements. The Company has not established that these plans will generate revenue.

As of August 31, 2026, the Company had short operating activity, had not launched its planned product, and had not generated revenue. The Company’s financial statements as of and for the period from July 6, 2026 (inception) through August 31, 2026 are included in this registration statement.

The August 31, 2026 financial statements reflect a net loss of $8,015 for the period and issuance of 2,500,000 shares of common stock to Tomas Dragun on August 28, 2026 for aggregate proceeds of $2,500, at $0.001 per share.

Currently, we have no employees. Our sole officer and director is Mr. Dragun. He will offer the shares to friends, relatives, acquaintances and business associates.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our director will be solely responsible for selling shares under this offering and no commission will be paid to him on any sales. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC and QB Markets quotation system. We do not have an arrangement in place for a market maker to file such an application and there is no guarantee that we will be able to find one to do so.

THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities offered:	Up to 4,000,000 shares of our common stock, par value $0.001 per share.
Offering price:	$0.06
Duration of the offering:	The 4,000,000 shares of common stock are being offered for a period not to exceed 365 days, unless extended by our Board of Directors for an additional 90 days.
Gross proceeds to us:	$240,000
Use of proceeds:	See “Use of Proceeds” and the other information in this prospectus
Shares outstanding prior to the offering:	2,500,000
Shares outstanding after the offering:	6,500,000, assuming the entire offering is sold.

Our President and Director, Tomas Dragun and/or affiliates do not intend to purchase any shares in this offering.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

SUMMARY FINANCIAL INFORMATION

The following summary financial information is derived from the Company’s financial statements as of August 31, 2026 and for the period from July 6, 2026 (inception) through August 31, 2026.

Balance Sheet Data:	As of August 31, 2026
Cash and cash equivalents	$135
Prepaid expenses	8,850
Total assets	$8,985
Accounts payable	$8,000
Loan from related party	6,500
Total liabilities	$14,500
Total stockholders’ deficit	$(5,515)

Statement of Operations Data:	Period from July 6, 2026 (Inception) to August 31, 2026
Revenue	$-
Total operating expenses	8,015
Net loss	$(8,015)
Net loss per common share – basic and diluted	$(0.05)
Weighted-average number of common shares outstanding – basic and diluted	175,439

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered speculative. Before deciding whether to invest in the shares offered by this prospectus, prospective investors should carefully review all of the information contained in this prospectus, including our financial statements, business description, and the risk factors described below. Investing in Holvek Technologies Corporation involves significant risks that could adversely affect our business, financial condition, results of operations, and future growth. Our Company is in the development stage and has a limited operating history, and there can be no assurance that we will achieve profitability or sustain successful operations.

The risk factors described below highlight certain material risks associated with our business and the industry in which we operate. These risks are not the only ones we face. Additional risks and uncertainties that are currently unknown to us, or that we presently consider immaterial, may also adversely affect our business, operations, or the value of our common stock. If any of these risks occur, our business, financial condition, or results of operations could be materially harmed. In such circumstances, the value of our common stock could decline and investors may lose some or all of their investment.

RISKS ASSOCIATED WITH OUR COMPANY

We have yet to generate revenue and our ability to sustain operations depends on our ability to obtain financing.

We have not yet generated revenue from our operations, and our ability to continue developing our business will depend on our ability to obtain additional financing and achieve profitable operations in the future. The funds required to fully develop and operate our business plan cannot be predicted with certainty and may exceed our current estimates. As a result, there is substantial uncertainty regarding our ability to continue as a going concern. Our ability to implement our business strategy will depend on our capacity to raise additional capital through the issuance of equity, debt financing, or other funding sources. There can be no assurance that such financing will be available on acceptable terms, or at all. If we are unable to obtain sufficient funding when needed, we may be forced to delay, reduce, or eliminate certain aspects of our business plan. If we fail to secure adequate financing, we may be unable to continue operations, which could result in the suspension or liquidation of our business. In such circumstances, investors could lose all or a substantial portion of their investment in our common stock. Investors should also consider the opinion of our independent registered public accounting firm regarding our ability to continue as a going concern when evaluating an investment in Holvek Technologies Corporation

We are also a smaller reporting company and may continue to rely on reduced disclosure requirements even if we no longer qualify as an emerging growth company.

In addition to qualifying as an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we currently qualify as a smaller reporting company under the rules of the Securities and Exchange Commission. As a smaller reporting company, we are permitted to provide reduced disclosures in our periodic reports and other filings, including reduced executive compensation disclosure and scaled financial and other disclosure requirements. Even if we no longer qualify as an emerging growth company, we may continue to qualify as a smaller reporting company and continue to rely on these reduced reporting requirements for so long as we remain eligible. As a result, investors may receive less information about our Company than they would receive from companies that do not qualify as smaller reporting companies, which could make our common stock less attractive to investors.

Because we are a development stage company with no operating history and no revenues, an investment in our common stock is highly risky and could result in a complete loss of your investment.

Our Company was incorporated on July 6, 2026 and, as of the date of this prospectus, we have not generated any revenues. We have a short operating history upon which investors can evaluate our business prospects, and our future success remains uncertain. Based on our current plans, we expect to incur operating losses in future periods as we continue to develop our Economic Forecast Intelligence Platform Holvek and incur expenses related to support the continued development, enhancement, maintenance, and potential commercialization of its planned Economic Forecast Intelligence Platform Holvek, and general business operations. There can be no assurance that we will be successful in generating revenues or achieving or maintaining positive cash flow in the future. If we are unable to successfully develop our business and generate sufficient revenues, we may be forced to discontinue operations or seek additional capital through loans or the sale of additional equity securities.

Any future issuance of equity securities could dilute the ownership interest of existing shareholders. As a result, investors in this offering could lose all or a substantial portion of their investment.

Until our common stock is registered under the Exchange Act, we will initially be subject only to the reporting requirements of Section 15(d) of the Exchange Act, which provide investors with fewer protections than those applicable to companies with securities registered under the Exchange Act.

Following the effectiveness of this Registration Statement, our common stock will not initially be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will initially be subject only to the periodic reporting requirements imposed by Section 15(d) of the Exchange Act. Unlike companies with securities registered under Section 12 of the Exchange Act, our reporting obligations under Section 15(d) may be automatically suspended under certain circumstances prescribed by the Exchange Act. If our reporting obligations are suspended, we would no longer be required to file periodic reports with the SEC unless and until such obligations are reinstated or we otherwise become subject to the reporting requirements of the Exchange Act. In addition, until our common stock is registered under the Exchange Act, we will not be subject to the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-swing profit provisions of Section 16 of the Exchange Act, or the majority of the tender offer regulations applicable to companies with securities registered under the Exchange Act. As a result, investors may receive fewer protections and less information than they would if our common stock were registered under the Exchange Act.

Although we intend to register our common stock under the Exchange Act by filing a Registration Statement on Form 8-A, there can be no assurance as to when such registration will become effective. Until that time, the limitations described above will continue to apply.

We cannot predict when, or if, we will generate revenues, which could result in a loss of your investment if we are unsuccessful in our business plans.

We have not yet generated revenues from operations. Our ability to generate revenues will depend on the successful development, launch, and market adoption of the Economic Forecast Intelligence Platform Holvek and its core subscription-based economic forecasting and research service, as well as our ability to attract and retain paying users through subscription plans, API access, and related offerings. The timing of the achievement of operational milestones and the commencement of revenue generation cannot be predicted with certainty and may depend, in part, on our ability to raise sufficient capital through this offering or other financing sources. There can be no assurance that we will successfully develop and launch the Planned Platform or its core service, generate revenues, or generate revenues sufficient to sustain our business operations.

If we are unable to successfully develop our business and generate sufficient revenues, our operations may be significantly limited or discontinued. In such circumstances, investors who purchase shares in this offering could lose all or a substantial portion of their investment.

If we continue to incur net losses, our business may not be able to continue operations.

From July 6, 2026 (Inception) through August 31, 2026, we incurred cumulative net losses of $8,015. We expect to continue to incur losses in the foreseeable future as we develop our business, expand our Economic Forecast Intelligence Platform Holvek, and pursue market adoption. Our ability to achieve profitability will depend on numerous factors, including the successful development and operation of our platform, our ability to attract and retain users, the effectiveness of our revenue model, and our ability to manage operating expenses. There can be no assurance that we will achieve profitability within a reasonable period of time, or at all.

If we continue to incur net losses and are unable to generate sufficient revenues to sustain our operations, we may be forced to reduce or cease our business activities. In such circumstances, our business could fail and investors may lose all or a substantial portion of their investment.

There is substantial uncertainty regarding our ability to continue as a going concern. If we discontinue operations, you could lose your investment.

We have incurred losses since our inception, resulting in an accumulated deficit of $8,015 and a stockholders’ deficit of $5,515 as of August 31, 2026. Additional losses are expected as we continue to develop our business and expand the functionality and availability of our Economic Forecast Intelligence Platform Holvek. As a result, there is substantial doubt regarding our ability to continue as a going concern.

Our independent registered public accounting firm has issued a going concern opinion in connection with its audit of our financial statements as of August 31, 2026 and for the period from July 6, 2026 (inception) to August 31, 2026. A going concern opinion indicates that the auditors believe there is substantial doubt about our ability to continue operating as a going concern for at least the next twelve months.

Our ability to continue as a going concern will depend on our ability to generate revenues from operations and to obtain additional financing necessary to support our business activities, and operational expansion of our software platform. Based on our current plans, we expect to incur operating losses in the near future as we continue to invest in product development and business growth. There can be no assurance that we will be successful in generating sufficient revenues or securing additional financing. If we are unable to do so, we may be forced to discontinue our operations, and investors could lose all or a substantial portion of their investment.

We may not be able to compete effectively against our competitors.

The market for economic forecasting, financial research, and AI-powered analytical services is competitive and continues to evolve. The market includes established financial data providers, economic research organizations, market intelligence platforms, and companies developing artificial intelligence-powered tools and services. Many of these competitors may have significantly greater financial resources, stronger brand recognition, larger customer bases, more extensive data sources, and greater technological and marketing capabilities than we do. Competitors may be able to invest more heavily in the development of their products and technologies, obtain access to broader or higher-quality data, offer more comprehensive services, and implement more effective pricing and marketing strategies.

In addition, the rapid development of artificial intelligence technologies and the relatively low barriers to entry in certain segments of the online software and information services markets may encourage new competitors to enter the market or existing competitors to introduce similar or competing services. The Company’s planned Economic Forecast Intelligence Platform Holvek (the “Planned Platform”), which is intended to offer a subscription-based economic forecasting and research service providing AI-powered economic forecasts, market expectations, and research insights, may compete with services offered by established companies and new market entrants. Some competitors may offer similar services at lower prices, provide more extensive features, or develop technologies that produce more accurate, timely, or useful results.

If we are unable to compete effectively, attract and retain subscribers, differentiate our planned platform from competing services, or respond to changes in technology and customer preferences, our ability to launch and grow the platform and generate revenue may be adversely affected. As a result, our business prospects, financial condition, and results of operations could be materially and adversely affected.

Rapid technological changes may make our planned platform less competitive.

The markets for artificial intelligence, economic forecasting, financial research, and online information services are characterized by rapid technological developments, frequent product innovations, and evolving user expectations. Companies operating in these markets may need to continually improve their technologies, introduce new features, and adapt their services to remain competitive.

We plan to develop the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”), with a subscription-based economic forecasting and research service as its core offering. The planned service is intended to provide AI-powered economic forecasts, market expectations, and research insights through a web interface and API access. However, we may be unable to develop or implement the technologies necessary to make the Planned Platform and its core service competitive. Advances in artificial intelligence, data analysis, and economic forecasting may enable competitors to offer more accurate, timely, or useful information than the Planned Platform is designed to provide. We may also need to invest significant financial and technical resources to develop, maintain, and improve the Planned Platform and its underlying technology, and we may not have sufficient resources to do so successfully.

If we are unable to keep pace with technological advancements or respond effectively to changes in user expectations, the Planned Platform and its core service may be less competitive than competing offerings. This could adversely affect our ability to complete development, launch the Planned Platform, attract subscribers, generate revenue, and grow our business, which could materially and adversely affect our business prospects, financial condition, and results of operations.

Competitors with greater financial resources may limit our ability to enter the market and generate revenue.

The markets for economic forecasting, financial data, market intelligence, and artificial intelligence-powered research services include established companies that may have significantly greater financial, technical, and marketing resources than we do. These companies may be able to invest more heavily in technology development, obtain access to broader data sources, offer more comprehensive services, and spend more on advertising, brand recognition, and customer acquisition.

Our planned Economic Forecast Intelligence Platform Holvek will face competition from established providers and new market entrants. Competitors may be able to offer similar services at lower prices, develop more advanced forecasting tools, or use their existing customer relationships and market presence to attract potential subscribers. Their greater resources may make it difficult for us to differentiate our planned platform and establish a competitive position.

If we are unable to compete effectively with these companies, we may have difficulty launching our planned platform, attracting and retaining subscribers, and generating sufficient revenue to support our operations. This could materially and adversely affect our business prospects, financial condition, and results of operations.

Our planned platform may be subject to technical failures, software bugs, and service disruptions.

The development and operation of the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”) and its planned core subscription-based economic forecasting and research service may involve complex software, artificial intelligence technologies, data processing systems, API infrastructure, and online services. These technologies and systems may be subject to software defects, bugs, system failures, cybersecurity incidents, data integration problems, and other technical or operational issues.

Although we intend to implement appropriate measures to develop, test, maintain, and improve the Planned Platform and its core service, we may not be able to identify or resolve all technical issues before or after launch. The Planned Platform may also depend on third-party technology providers, data sources, hosting services, API infrastructure, or other external systems that could experience interruptions, data quality issues, or performance problems beyond our control.

If technical failures or service disruptions occur following launch, they could affect the availability, reliability, accuracy, or performance of the Planned Platform and its core service. Such issues could reduce user confidence, damage our reputation, discourage potential subscribers, and increase our development and operating costs.

Any significant or recurring technical problems could adversely affect our ability to complete development, launch and operate the Planned Platform, attract and retain subscribers, and generate revenue. These circumstances could materially and adversely affect our business prospects, financial condition, and results of operations.

Our planned service may depend on third-party artificial intelligence technologies, and inaccurate AI-generated outputs or changes in the availability of such technologies could adversely affect our business.

The Company plans to offer the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”), with a subscription-based economic forecasting and research service as its core offering. The planned service is intended to provide AI-powered economic forecasts, market expectations, and research insights through a web interface and API access. The Company may rely on commercially available third-party artificial intelligence models, application programming interfaces (“APIs”), data providers, and other technologies to develop and deliver the planned service.

The Company’s ability to launch and maintain the service may therefore depend on the availability, functionality, pricing, licensing terms, and performance of these third-party technologies. Changes to these technologies or the discontinuation of any service on which the Company relies could require the Company to identify alternative providers, modify its planned service, or incur additional development and operating costs.

Artificial intelligence technologies may generate inaccurate, incomplete, inconsistent, or misleading outputs, including economic forecasts or analyses that do not adequately reflect available data or actual market conditions. Such outputs could reduce the usefulness and reliability of the planned service and adversely affect users’ confidence in the service.

The Company may not be able to identify or correct all errors in AI-generated outputs, and any measures implemented to improve their accuracy may not be effective in all circumstances.

If the Company is unable to obtain reliable third-party technologies, maintain access to relevant data sources, or develop a service that provides useful and sufficiently reliable information, its ability to launch the service, attract subscribers, and generate revenue could be adversely affected. This could materially and adversely affect the Company’s business prospects, financial condition, and results of operations.

Our planned platform may not achieve market acceptance.

Our future success will depend significantly on whether our planned Economic Forecast Intelligence Platform Holvek achieves market acceptance among businesses, analysts, investors, researchers, and other potential users seeking economic forecasts, market expectations, and research insights. However, there can be no assurance that we will successfully develop and launch the platform or that potential users will consider its services useful or be willing to pay subscription fees for access to them.

Potential users may prefer established financial data providers, economic research organizations, or other analytical services. They may also be reluctant to adopt a new platform or may not perceive sufficient advantages in our planned services compared with competing products or freely available information. In addition, demand for our planned subscription-based economic forecasting and research service may depend on the accuracy, timeliness, relevance, and usefulness of the forecasts and insights it generates.

If our planned platform fails to achieve market acceptance, we may be unable to attract a sufficient number of subscribers or generate meaningful revenue. This could materially and adversely affect our ability to develop our business, our financial condition, and our results of operations.

We have not yet commenced commercial operations and face a high risk of business failure.

We are an early-stage company with a limited operating history. As of the date of this prospectus, we have developed a website but have not yet developed and launched the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”) or its core subscription-based economic forecasting and research service. We have not established commercial operations for the planned service and do not have an operating history from which investors can evaluate its commercial viability or our ability to generate revenue from it.

Our planned business involves significant uncertainties, including our ability to develop the planned service, implement the necessary artificial intelligence and data-related technologies, attract subscribers, compete with established providers, and generate sufficient revenue to support our operations. We may encounter technical, financial, marketing, or other challenges that delay or prevent the successful development and launch of the service. Even if we successfully develop and launch the service, there can be no assurance that it will achieve market acceptance or that our business model will be successful.

If we are unable to develop and launch the planned service, attract subscribers, generate sufficient revenue, or obtain adequate financing to support our operations, we may be unable to continue our business. In that event, investors could lose all or a substantial portion of their investment.

If our business plan is unsuccessful, we may cease operations and investors may lose their entire investment.

Our ability to continue operating will depend on our success in developing and launching the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”) and its subscription-based economic forecasting and research service, attracting subscribers to the service, generating revenue, and obtaining sufficient financing to support our business. If we are unable to achieve these objectives, we may be required to significantly reduce our operations, discontinue our planned business, or dissolve the Company.

If the Company ceases operations or is dissolved, any remaining assets would be applied toward satisfying its liabilities and obligations in accordance with applicable law. There can be no assurance that any assets would remain available for distribution to shareholders after such liabilities and obligations have been satisfied. Accordingly, investors who purchase shares in this offering could lose all or a substantial portion of their investment if our business plan is unsuccessful.

Investors cannot withdraw funds once their subscription agreements are accepted by the Company. As a result, the investment is irrevocable and investors must be prepared to lose their entire investment if the business fails.

Investors will not have the right to withdraw invested funds once their subscription agreements have been accepted by the Company. Subscription payments will be made directly to Holvek Technologies Corporation and deposited into the Company’s corporate bank account.

After the Company reviews the subscription agreements and determines that they are complete and acceptable, the Company may accept the subscription. Once accepted, the investor’s funds will not be refundable and the investment will become irrevocable. Accordingly, investors who purchase shares in this offering must be prepared to bear the financial risks of the investment. If the Company’s business is unsuccessful or fails, investors may lose all of the funds they have invested in Holvek Technologies Corporation.

Our business is highly dependent on the services of Tomas Dragun, our principal executive officer. The loss of his services could adversely affect our operations.

We are currently highly dependent on the services and leadership of our sole officer and director, Tomas Dragun. He is responsible for managing the Company’s operations, strategic planning, and overall business development. Because the Company presently has only one officer and director, the loss of his services for any reason, including resignation, incapacity, or death, could have a material adverse effect on our business, financial condition, and results of operations. In such circumstances, our operations could be significantly disrupted until a qualified replacement is identified and appointed. If we are unable to promptly replace his leadership or otherwise maintain continuity of management, our business operations could be suspended or discontinued. In such a situation, investors could lose all or a substantial portion of their investment.

Because our headquarters, assets, and director are located outside the United States, investors may experience difficulties in serving legal process or enforcing judgments under U.S. securities laws.

Although Holvek Technologies Corporation is incorporated under the laws of the State of Wyoming, our sole officer and director, Tomas Dragun, resides outside the United States, and our principal executive office and certain assets are located in Slovakia. As a result, it may be difficult for investors to effect service of process upon our director in the United States or to enforce judgments obtained in U.S. courts against him based on the civil liability provisions of U.S. federal securities laws. Investors may also face challenges bringing an original action in courts located outside the United States to enforce liabilities based on

U.S. securities laws.

Because a portion of our assets and management are located outside the United States, it may be difficult or, in some cases, impossible for U.S. investors to enforce judgments or collect damages awarded by U.S. courts against the Company or its director. Consequently, investors may have limited recourse in the event of a dispute or claim under U.S. securities laws.

Our sole officer and director has no public company management experience and is involved in other business activities, which may affect his ability to manage the Company effectively.

Our sole officer and director, Tomas Dragun, currently devotes approximately 40 hours per week to Company matters. He does not have prior experience managing a public company and is involved in other business activities. The demands of operating and developing our business, as well as meeting the regulatory and reporting obligations associated with being a public company, may exceed the amount of time he is able to dedicate or the level of experience he currently possesses.

Our business plan does not currently provide for the hiring of additional employees until our revenues are sufficient to support such expenses. Until that time, Mr. Dragun will be responsible for managing the Company’s operations, developing the business, overseeing the offering of shares through this prospectus, and ensuring compliance with the reporting requirements applicable to public companies. Because he is involved in other business activities, potential conflicts of interest may arise in the future. At present, we are not aware of any conflicts of interest involving our sole officer and director; however, we have not established formal procedures for resolving such conflicts should they occur.

If Mr. Dragun is unable to effectively perform his responsibilities or dedicate sufficient time to the Company, our business operations may suffer. This could result in reduced development progress, limited sales, minimal or no revenues, and potentially the failure of our business.

Compliance with the Sarbanes-Oxley Act may increase our costs and place additional burdens on our management.

The Sarbanes-Oxley Act of 2002 was enacted to improve corporate governance, enhance financial disclosure, and strengthen accountability of public companies. The law imposes significant regulatory requirements on companies that file reports with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934.

If we become subject to the reporting requirements of the Exchange Act, we will be required to comply with various provisions of the Sarbanes-Oxley Act. Compliance with these requirements may increase our administrative and operational costs, require additional internal controls and procedures, and place greater responsibilities on our management.

In addition, the increased responsibilities and potential liabilities associated with serving as an officer or director of a public company may discourage qualified individuals from accepting such positions with our Company. As a result, we may experience difficulty in attracting and retaining qualified directors or executive officers, and we may incur additional expenses to maintain compliance with regulatory requirements. These factors could adversely affect our business operations and our ability to achieve profitability.

RISKS ASSOCIATED WITH THIS OFFERING

Our sole officer and director has no experience managing a public company, which may affect our ability to comply with public company reporting requirements.

We have never operated as a public company. Our sole officer and director, Tomas Dragun, has no prior experience managing a public company or overseeing the regulatory and reporting requirements applicable to companies whose securities are publicly traded. Operating as a public company requires the establishment and maintenance of disclosure controls and procedures, internal control over financial reporting, and compliance with numerous reporting and governance requirements under U.S. securities laws. These requirements may place a significant administrative and financial burden on our Company and our management.

Although we intend to comply with all applicable rules and regulations governing public companies, our lack of experience operating in this environment may make it more difficult for us to fully meet these obligations in a timely and effective manner. If we are unable to successfully operate as a public company or comply with applicable reporting requirements, our business and the value of our common stock could be adversely affected, and investors may lose all or a substantial portion of their investment.

Our sole officer, director and shareholder will continue to exercise significant influence over our Company following this offering, which may limit the ability of other shareholders to influence corporate decisions.

Prior to this offering, Tomas Dragun, our sole officer, director and shareholder, owns 100% of our issued and outstanding shares of common stock. If 25%, 50%, 75%, and 100% of the 4,000,000 shares offered hereby are sold, Mr. Dragun will own approximately 71.43%, 55.56%, 45.45%, and 38.46%, respectively, of our outstanding common stock. He will retain a majority ownership interest at the 25%, 50% sale levels, but not at the 75% or 100% sale levels.

Nevertheless, because he will remain the Company’s sole director, he may continue to exercise significant influence over the Company’s business and affairs. His interests may differ from those of other shareholders, and this concentration of ownership and management authority may limit the ability of minority shareholders to influence corporate governance, subject to applicable law and the Company’s governing documents.

This offering is being conducted without an underwriter, and we may be unable to sell any shares.

This offering is being conducted on a self-underwritten basis, meaning that we have not engaged an underwriter or broker to sell the shares offered under this prospectus. Instead, the shares will be offered and sold by our sole officer and director, Tomas Dragun, who will not receive any commissions or other compensation for selling the shares. Mr. Dragun may offer the shares to potential investors, including friends, relatives, acquaintances, and business associates. However, there can be no assurance that he will be successful in selling any of the shares offered under this prospectus.

Unless we are able to sell at least 25% of the shares offered and receive gross proceeds of approximately $60,000 from this offering, we may be required to seek alternative sources of financing in order to implement our business plans. If we are unable to obtain sufficient funding through this offering or through other financing sources, our ability to execute our business strategy may be significantly limited or delayed.

Because we do not intend to pay cash dividends on our common stock, investors may only realize a return on their investment if they sell their shares.

We currently intend to retain any future earnings, if any, to finance the development and expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Because we do not plan to pay dividends, investors will only be able to realize a return on their investment if they are able to sell their shares at a price greater than their purchase price. There can be no assurance that an active market for our common stock will develop or that shareholders will be able to sell their shares when desired or at a favorable price. Consequently, investors may be required to hold their shares for an extended period of time and may never realize a return on their investment.

There is no minimum number of shares that must be sold in this offering, and there is no assurance that the proceeds raised will be sufficient to achieve our business objectives.

We are offering our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold in this offering. In addition, there are no minimum purchase requirements for investors. We have not engaged an underwriter or broker to sell the shares, and no party has made a firm commitment to purchase any of our securities. The shares will be offered by our sole officer and director, Tomas Dragun, who will not receive any commissions or other compensation for selling the shares. There can be no assurance that any shares will be sold or that we will raise sufficient funds to support our business operations. Funds received from investors will be deposited into the Company’s corporate bank account and once received, these funds will be available for immediate use in our business operations.

Although we believe that the proceeds from the sale of all shares offered in this prospectus would allow us to implement our business plans, there can be no assurance that all of the shares will be sold. If we raise less than the maximum amount offered, management will have broad discretion in allocating the proceeds and may need to modify our business plans accordingly. It is likely that we may require additional financing in the future to continue our operations. There can be no assurance that such additional financing will be available when needed or on favorable terms. If we are unable to obtain additional funding, our ability to continue operations could be adversely affected, and investors may lose all or a substantial portion of their investment.

There is currently no public market for our common stock, and we may not be able to obtain a quotation for our shares. As a result, it may be difficult for investors to sell their shares.

There is currently no established public market for our common stock, and we cannot assure investors that an active trading market will develop. Without an active market, shareholders may have difficulty selling their shares or may be unable to sell them at a desirable price. We intend to apply for quotation of our common stock on the OTC Markets, specifically the OTCQB marketplace, after this registration statement becomes effective. However, there can be no assurance that our application will be approved or that our shares will be quoted on any recognized quotation system.

Even if our shares become quoted on an over-the-counter market, there is no guarantee that an active trading market will develop or be sustained. If a public market does not develop or remains limited, investors may find it difficult or impossible to sell their shares, and they may not be able to realize any return on their investment.

Future sales of shares by existing shareholders could negatively affect the market price of our common stock.

Since our inception, a total of 2,500,000 shares of our common stock have been issued to Tomas Dragun, our sole officer and director and currently our only shareholder. Following the completion of this offering, Mr. Dragun is expected to continue holding a significant percentage of our outstanding shares. These shares are considered “restricted securities” as defined under Rule 144 of the Securities Act of 1933. Subject to the provisions of Rule 144, these shares may become eligible for public resale after applicable holding periods and compliance with other requirements, including volume limitations and manner-of-sale restrictions.

Any future sale of a substantial number of shares held by Mr. Dragun after such restrictions expire could place downward pressure on the market price of our common stock, particularly if an active trading market develops. The perception that these shares may be sold in the future could also negatively affect the market price of our stock. Although Mr. Dragun currently has no plans to sell his shares following the completion of this offering, there can be no assurance that such sales will not occur in the future.

Our status as an “emerging growth company” under the JOBS Act may make our securities less attractive to some investors.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As an emerging growth company, we are permitted to take advantage of certain exemptions from various reporting and regulatory requirements applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation and an exemption from the requirement to obtain an auditor attestation on internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act provides that an emerging growth company may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to use this extended transition period and, as a result, may delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Accordingly, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Because we may rely on these reduced reporting requirements, some investors may find our securities less attractive than those of companies that provide more extensive disclosures. As a result, there may be a less active trading market for our common stock, and our ability to raise additional capital in the future may be adversely affected. If we are unable to obtain additional financing when needed, our financial condition, business operations, and prospects could be materially and adversely affected.

As an emerging growth company, we will not be required to comply with certain provisions of the Sarbanes-Oxley Act for a period of time.

Because we qualify as an “emerging growth company” under the JOBS Act, we are permitted to take advantage of certain exemptions from requirements that apply to other public companies. These exemptions include reduced obligations relating to internal control reporting and certain other regulatory requirements. Although we will be required to comply with various reporting requirements after becoming a public company, including management certifications of financial reports and disclosures regarding internal controls, we will not be required to obtain an auditor attestation of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act for as long as we remain an emerging growth company.

As a result, investors may not have the same level of assurance regarding the effectiveness of our internal control over financial reporting as they would if we were subject to these requirements. When we are eventually required to comply fully with Section 404 of the Sarbanes-Oxley Act, our independent registered public accounting firm will be required to evaluate and attest to the effectiveness of our internal controls. If deficiencies are identified at that time, our auditors could issue an adverse opinion regarding our internal controls, which could negatively affect investor confidence in our financial reporting and adversely affect the value of our common stock.

Our common stock may be classified as “penny stock,” which may make it more difficult for investors to sell their shares.

The shares offered under this prospectus will likely be considered “penny stock” under the Securities Exchange Act of 1934 and the rules adopted by the Securities and Exchange Commission. Penny stocks generally include securities that trade at a price below $5.00 per share and are not listed on a national securities exchange.

Broker-dealers who recommend transactions in penny stocks to investors are subject to additional regulatory requirements under SEC Rule 15g-9 and other applicable rules. These rules require broker-dealers to provide investors with certain disclosures prior to completing a transaction in a penny stock. Such disclosures include information regarding the risks associated with penny stocks, the current market quotation for the security, and the compensation to be received by the broker-dealer and its representatives.

In addition, broker-dealers must make a determination that the investment is suitable for the purchaser and obtain the purchaser’s written consent before completing the transaction. These additional requirements may discourage broker-dealers from trading in our securities and may reduce the liquidity of our common stock.

As a result, the penny stock rules may make it more difficult for investors to buy or sell shares of our common stock, and investors may find it difficult to resell their shares at desired prices or at all.

FINRA sales practice requirements may limit investors’ ability to buy and sell our common stock, which could adversely affect the market price of our shares.

Broker-dealers that recommend investments to their customers are required to comply with the sales practice rules of the Financial Industry Regulatory Authority (“FINRA”). These rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment. Prior to recommending speculative or low-priced securities to non-institutional customers, broker-dealers are required to make reasonable efforts to obtain information concerning the customer’s financial situation, investment experience, and investment objectives. Based on these factors, the broker-dealer must determine whether the investment is suitable for that particular customer.

Because our common stock may be considered a speculative or low-priced security, these suitability requirements may make it more difficult for broker-dealers to recommend our securities to their customers. As a result, these regulatory requirements may limit the ability of investors to buy or sell our common stock, which could reduce the liquidity of our shares and adversely affect the market price of our common stock.

The market for penny stocks has historically been subject to fraud and abuse, which could affect the trading of our common stock.

The market for penny stocks has historically been subject to patterns of fraud and abuse, as described in SEC Release No. 34-29093. These practices have included, among other things:

▪	control of the market for a security by one or a small number of broker-dealers;

▪	manipulation of prices through coordinated or prearranged trading activity and misleading promotional materials;

▪	high-pressure sales tactics and unrealistic price projections by sales representatives;

▪	excessive and undisclosed bid-ask spreads and markups by broker-dealers; and

▪	the rapid sale of securities by promoters and others after artificially increasing the market price, followed by a sharp decline in the price of the securities.

Although our management is aware of these historical abuses and does not intend to participate in such practices, we have limited ability to control the actions of third parties, including broker-dealers or market participants who may trade in our securities.

If trading in our common stock were to become associated with any of these practices, it could increase the volatility of our share price, negatively affect investor confidence, and make it more difficult for investors to buy or sell our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements.” These statements relate to future events or our future financial performance and may be identified by words such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “could,” “would,” “plans,” “seeks,” “projects,” “targets,” “assumes,” “should,” or similar expressions. These statements reflect our current expectations and beliefs regarding future developments and are based on assumptions that management believes are reasonable. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise these statements, except as required by law.

Forward-looking statements appear in various sections of this prospectus and include statements regarding, among other things:

▪	our business strategy and plans to develop and launch Economic Forecast Intelligence Platform Holvek;
▪	our plans to offer a subscription-based online service providing AI-powered economic forecasts, market expectations, and research insights;
▪	our anticipated business model and potential sources of revenue;
▪	our expectations regarding the development, functionality, and potential market acceptance of our planned platform;
▪	our ability to attract subscribers and compete in the markets for economic forecasting, financial research, and AI-powered analytical services;
▪	our anticipated operating expenses, capital requirements, and financing needs;
▪	our ability to obtain and maintain access to third-party artificial intelligence technologies, data sources, and other services necessary for our planned business;
▪	our expectations regarding our ability to fund operations and implement our business plan;
▪	estimates and assumptions used in preparing our financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”);
▪	the potential impact of changes in applicable laws, regulations, and accounting standards; and
▪	other statements regarding our future expectations, plans, beliefs, or intentions.

Forward-looking statements are not guarantees of future performance and are subject to significant risks, uncertainties, and assumptions, many of which are beyond our control. As of the date of this prospectus, we have developed a website but have not yet developed and launched our planned Economic Forecast Intelligence Platform Holvek. Our ability to implement our business plan therefore depends on our ability to develop and launch the planned platform, obtain the necessary technologies and data, attract subscribers, and secure sufficient financial resources to support our operations.

Factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include, among others:

▪	our ability to obtain additional capital or otherwise secure sufficient financing to support our operations and business plans;
▪	our ability to successfully develop, launch, and maintain our planned platform;
▪	our ability to achieve market acceptance, attract subscribers, and generate revenue;
▪	competition from existing and new providers of economic forecasting, financial research, market intelligence, and AI-powered analytical services;
▪	the availability, reliability, cost, and performance of third-party artificial intelligence technologies and data sources;
▪	inaccuracies, limitations, or other deficiencies in AI-generated forecasts and analytical insights;
▪	general economic conditions and changes in financial markets that may affect demand for our planned services;
▪	our ability to manage operating expenses and execute our business plan;
▪	technical problems, cybersecurity incidents, or interruptions affecting our planned platform or third-party services;
▪	our dependence on our management and our ability to maintain effective operations; and
▪	other risks described elsewhere in this prospectus, including those set forth under “Risk Factors.”

Prospective investors are urged to carefully review and consider all such risks and uncertainties. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this section and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

This offering is being conducted on a self-underwritten and “best-efforts” basis. There is no minimum number of shares that must be sold in order for the offering to proceed. The offering price is $0.06 per share. Funds received from investors will not be placed in an escrow account and will be available for immediate use by the Company.

The following table presents the estimated use of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the shares offered by the Company. There can be no assurance that we will raise the full $240,000 anticipated from this offering. The Company estimates that expenses directly attributable to this offering will be approximately $15,000, regardless of the number of shares sold. These expenses are estimates and may differ from the amounts ultimately incurred. Accordingly, the estimated maximum gross proceeds: $240,000; estimated net proceeds after offering expenses: approximately $225,000 if all shares offered are sold.

The following table sets forth the estimated gross proceeds, offering expenses, and net proceeds at different levels of completion of the offering, together with an illustrative allocation of the net proceeds.

Use of Proceeds	25% Sold	50% Sold	75% Sold	100% Sold
Gross proceeds	$60,000	$120,000	$180,000	$240,000
Estimated offering expenses	$15,000	$15,000	$15,000	$15,000
Estimated net proceeds	$45,000	$105,000	$165,000	$225,000
Development and commercialization of Economic Forecast Intelligence Platform Holvek	$22,500	$52,500	$82,500	$112,500
AI, data, software, and technology infrastructure	$9,000	$21,000	$33,000	$45,000
Testing, security, integrations, and technical support	$4,500	$10,500	$16,500	$22,500
Marketing, Promotion, and User Acquisition	$4,500	$10,500	$16,500	$22,500
Working capital and other operating expenses	$4,500	$10,500	$16,500	$22,500
Total estimated allocation of net proceeds	$45,000	$105,000	$165,000	$225,000

(1) Offering expenses consist of the SEC registration fee, and estimated auditor, legal, and miscellaneous expenses associated with this offering, regardless of the amount of shares sold, as set forth in Item 13 of this Registration Statement.

In order of priority, the net proceeds of the offering will be used as follows:

A more detailed description of the use of proceeds is provided in the “Plan of Distribution” section of this prospectus.

We intend to use the net proceeds from this offering primarily to develop and commercialization the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”), with a focus on developing and launching its core subscription-based economic forecasting and research service. The proceeds are expected to be used to develop the service’s AI-powered economic forecasting and analytical capabilities, add features, expand data sources and integrations, and improve the technical infrastructure, performance, and security necessary to support its planned web-based and API functionality.

The Planned Platform and its core service have not yet been developed or launched. The Company intends to use the net proceeds from this offering to fund the development, testing, and potential commercialization of the planned service, including the implementation of its anticipated web interface and API access. The timing and scope of development and any potential launch will depend on the availability of sufficient funding, technical feasibility, development progress, and other business considerations.

The amounts shown above are estimates and are not commitments to spend a fixed amount in any particular category. Actual expenditures may vary depending on the amount of proceeds received, development progress, vendor costs, the availability and terms of third-party technology and data services, and other business considerations. If the Company raises less than the maximum amount, management expects to prioritize expenditures necessary to develop and test the planned service and maintain the Company’s operations and reporting obligations. The Company may reallocate funds among the categories listed above as circumstances require.

The Company has not established that the proceeds from this offering, even if the offering is completed in full, will be sufficient to complete development, launch the planned service, or achieve profitable operations. The Company may require additional financing, and there can be no assurance that such financing will be available on acceptable terms or at all.

The Company has no minimum offering amount. Accordingly, the Company may receive and use proceeds even if only a portion of the shares offered are sold. Investors should consider that the Company’s ability to implement its business plan will depend on the amount raised and the Company’s ability to obtain any additional funding that may be required.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 4,000,000 shares of common stock offered under this prospectus has been arbitrarily determined by the Company. The offering price does not bear any direct relationship to our assets, book value, historical earnings, or any other established criteria typically used to determine the value of a company.

In determining the number of shares to be offered and the offering price of $0.06 per share, we considered the amount of capital we believe is necessary to implement our business plan and support our anticipated operations. The offering price was therefore set based on our estimated funding requirements rather than on any formal valuation method.

Accordingly, the offering price should not be regarded as an indication of the actual or future market value of our common stock. There can be no assurance that our shares will trade at or above the offering price if a public market for our common stock develops.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution of the price investor pays for its shares

The offering price is fixed at $0.06 per share of Common Stock. This price is significantly higher than the $0.001 per share price at which the 2,500,000 shares of Common Stock were issued to Tomas Dragun. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly from the difference between the offering price and the historical price at which our existing shares were issued. The dilution in the value of the shares you purchase is also a result of the lower net tangible book value per share attributable to our existing stockholders. The following section outlines the differences between your investment in our shares and the investment of our existing stockholders.

As of August 31, 2026, our net tangible book value (deficit) was $(5,515), or approximately $(0.0022) per share, based on 2,500,000 shares of common stock issued and outstanding. Net tangible book value (deficit) represents total assets of $8,985 less total liabilities of $14,500; we had no intangible assets as of August 31, 2026.

The following table illustrates the dilution to purchasers of shares in this offering assuming the sale of 25%, 50%, 75% and 100% of the shares offered, at the offering price of $0.06 per share and after deducting estimated offering expenses of $15,000 at each level, as described under “Use of Proceeds.” The calculations do not give effect to any changes in our net tangible book value after August 31, 2026, other than the net proceeds of this offering, or to any shares that may be issued upon conversion of amounts outstanding under the Loan Agreement with our director, which would result in further dilution to purchasers in this offering.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.06	$0.06	$0.06	$0.06
Post offering net tangible book value	$39,485	$99,485	$159,485	$219,485
Post offering net tangible book value per share	$0.0113	$0.0221	$0.0290	$0.0338
Pre-offering net tangible book value per share	$(0.0022)	$(0.0022)	$(0.0022)	$(0.0022)
Increase in net tangible book value per share attributable to purchasers in this offering	$0.0135	$0.0243	$0.0312	$0.0360
Dilution to public investors	$0.0487	$0.0379	$0.0310	$0.0262
Percentage of dilution to public investors	81.20%	63.15%	51.67%	43.72%

Capital contribution by purchasers of shares	$60,000	$120,000	$180,000	$240,000
Capital contribution by existing stockholders	$2,500	$2,500	$2,500	$2,500
Percentage capital contributions by purchasers of shares	96.00%	97.96%	98.63%	98.97%
Percentage capital contributions by existing stockholders	4.00%	2.04%	1.37%	1.03%

Gross offering proceeds	$60,000	$120,000	$180,000	$240,000
Anticipated net offering proceeds	$45,000	$105,000	$165,000	$225,000
Number of shares held by purchasers in this offering	1,000,000	2,000,000	3,000,000	4,000,000
Total shares issued and outstanding	3,500,000	4,500,000	5,500,000	6,500,000
Purchasers of shares percentage of ownership after offering	28.57%	44.44%	54.55%	61.54%
Existing stockholders’ percentage of ownership after offering	71.43%	55.56%	45.45%	38.46%

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

PLAN OF DISTRIBUTION

The offering will be conducted by our officer and director

The shares offered by the Company under this prospectus will be sold by our sole officer and director, Tomas Dragun. Mr. Dragun will not purchase any shares in this offering.

This is a self-underwritten offering, meaning that we have not engaged an underwriter, broker, or dealer to assist in the sale of the shares. This prospectus permits Mr. Dragun to offer and sell the shares on behalf of the Company directly to the public. He will not receive any commissions or other compensation for selling the shares.

There are currently no plans or arrangements to enter into any agreements with broker-dealers or other third parties to sell the shares. Mr. Dragun intends to offer the shares to potential investors, including friends, relatives, acquaintances, and business associates.

In selling the shares on behalf of the Company, Mr. Dragun will rely on the safe harbor provided by Rule 3a4-1 under the Securities Exchange Act of 1934, which permits officers and directors of an issuer to participate in the offering of the issuer’s securities without being required to register as broker-dealers, provided certain conditions are satisfied.

Mr. Dragun will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 and intends to rely on Rule 3a4-1. In accordance with the requirements of that rule:

a.	Mr. Dragun is not subject to any statutory disqualification, as defined in Section 3(a)(39) of the Securities Exchange Act of 1934.

b.	Mr. Dragun will not receive commissions or any other remuneration, directly or indirectly, in connection with the sale of the securities.

c.	Mr. Dragun is not, and will not be at the time of the offering, an associated person of a broker-dealer.

d.	Mr. Dragun meets the conditions set forth in Rule 3a4-1(a)(4)(ii) in that:

▪	he primarily performs substantial duties for or on behalf of the Company other than in connection with transactions in securities;

▪	he is not a broker or dealer and has not been associated with a broker or dealer within the preceding twelve months; and

▪	he has not participated in selling securities for another issuer more than once during the preceding twelve months, except as permitted by Rule 3a4-1.

Our officer, director, control person, and affiliates do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

This offering will commence on the effective date and continue for a period not to exceed 365 days (the “Expiration Date”), unless extended by our Board of Directors for an additional 90 days.

The shares will be sold at the fixed price of $0.06 per share until the completion of this offering. There is no minimum amount of subscription required per investor. A subscription is an offer by the investor to purchase shares and is not binding on the Company unless and until the Company accepts it in writing. The Company may accept or reject any subscription, in whole or in part.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for shares in this offering, you will be required to complete and execute a Subscription Agreement and deliver it to the Company together with payment for the number of shares you wish to purchase. Payment must be made by check, bank transfer, or other acceptable certified funds.

All subscription payments should be made payable to Holvek Technologies Corporation and will be deposited into the Company’s corporate bank account.

Upon receipt of a properly completed Subscription Agreement and payment, the Company will review the subscription documents. The Company reserves the right to accept or reject any subscription, in whole or in part, for any reason. If a subscription is rejected, the related funds will be returned to the prospective investor without interest or deduction.

Upon the Company’s written acceptance of a subscription and receipt of the full purchase price, the subscription becomes irrevocable, and the subscriber will not have the right to withdraw or cancel the subscription. Shares purchased in this offering will be issued in accordance with applicable securities laws and the terms set forth in the Subscription Agreement.

Because this offering is being conducted on a self-underwritten, best-efforts basis, there is no assurance that any or all of the shares offered hereby will be sold. Our director may have limited experience in conducting public securities offerings, which may adversely affect our ability to sell the shares offered hereby. No arrangements have been made to place the shares with any particular investor or group of investors, and there are no commitments from any investor to purchase a specified number of shares. We will comply with all applicable federal and state securities laws in connection with the offer and sale of the shares. We will not conduct general solicitation or general advertising except to the extent permitted under applicable securities laws.

The foregoing description of the plan of distribution does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such offer or solicitation would be unlawful.

DESCRIPTION OF SECURITIES

Common Stock

As of the date of this prospectus, 2,500,000 shares of our common stock are issued and outstanding. Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share.

Common Stock

We are authorized to issue 75,000,000 shares of Common Stock, par value $0.001 per share. Each share of Common Stock has the same rights and preferences as every other share of Common Stock.

Subject to the rights of any class or series of preferred stock that may be authorized and issued in the future, holders of our Common Stock are entitled to:

•       receive dividends, if any, as may be declared by our Board of Directors out of funds legally available for the payment of dividends;

•       share ratably in the assets legally available for distribution to stockholders upon our liquidation, dissolution, or winding up;

•       one vote per share on all matters submitted to a vote of stockholders; and

•       such other rights as may be provided by applicable law, our Articles of Incorporation, and our Bylaws.

Our Common Stock does not have cumulative voting rights. Accordingly, holders of a majority of the shares entitled to vote in an election of directors may elect all directors then standing for election, subject to any rights that may be provided to holders of any preferred stock that may be authorized and issued in the future.

Holders of our Common Stock do not have preemptive, subscription, conversion, redemption, or sinking fund rights. No shares of our Common Stock are subject to any redemption or sinking fund provisions.

The rights, preferences, and privileges of holders of our Common Stock are subject to the rights of any preferred stock that we may authorize and issue in the future. The issuance of preferred stock could adversely affect the voting power or other rights of holders of our Common Stock.

Warrants, Options and Convertible Securities

We are not currently authorized to issue shares of preferred stock. We have not issued and do not currently have any outstanding warrants or options to purchase shares of our Common Stock. Under the Loan Agreement with our director, Tomas Dragun, any outstanding amount of the loan may, at his option, be converted into shares of our Common Stock at a conversion price to be determined based on a valuation methodology mutually agreed by the parties. As of August 31, 2026, $6,500 was outstanding under the Loan Agreement, no conversion price or valuation methodology had been agreed and no portion of the loan had been converted. Other than the foregoing, we have no securities convertible into or exchangeable for shares of our Common Stock and no outstanding rights to acquire shares of our Common Stock.

Dividend Policy

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain any future earnings to finance the development and expansion of our business. Accordingly, we do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

Any future determination to pay dividends will be made by our Board of Directors and will be subject to applicable provisions of the Wyoming Business Corporation Act, our financial condition, results of operations, capital requirements, contractual obligations, and other factors that our Board of Directors may consider relevant.

Indemnification of Directors and Officers

Our Articles of Incorporation and Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by the Wyoming Business Corporation Act.

Under applicable Wyoming law, a corporation may indemnify an individual who is a party to a proceeding because the individual is or was a director or officer of the corporation, provided that the applicable statutory requirements are satisfied. These provisions may include indemnification for expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, subject to the limitations and conditions set forth in the Wyoming Business Corporation Act.

Our Bylaws also permit us, subject to applicable law and the terms of the Bylaws, to advance expenses incurred by an indemnified person in defending a proceeding. The availability and scope of indemnification will depend upon the circumstances of each proceeding and the requirements of applicable law.

To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Limitation of Liability of Directors and Officers

Under the Wyoming Business Corporation Act, a corporation's articles of incorporation may contain provisions eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for certain actions or omissions in the director's capacity as a director, subject to statutory exceptions.

The Company’s Articles of Incorporation do not contain a provision eliminating or limiting a director’s liability under this authority. Accordingly, the Company has not adopted this statutory, charter-based limitation of director liability.

The Wyoming Business Corporation Act’s exceptions to a charter-based limitation include liability for an unauthorized financial benefit, intentional harm to the corporation or its shareholders, an unlawful distribution, and an intentional violation of criminal law. The Company’s Bylaws do not independently eliminate or limit director liability.

Admission to Quotation on the OTC Markets

We intend to seek quotation of our Common Stock on the OTC Markets if and when we satisfy the applicable eligibility requirements and determine to pursue such quotation. However, there can be no assurance that our Common Stock will qualify for quotation or that an active trading market will develop.

OTC Markets is a quotation system through which securities may be quoted by broker-dealers. Quotation on an OTC Markets tier does not constitute listing on a national securities exchange and does not, by itself, create an active or liquid trading market for our Common Stock.

In order for our Common Stock to be quoted on an applicable OTC Markets tier, among other requirements, a broker-dealer that is a market maker generally must submit quotations in our securities and satisfy applicable regulatory and quotation requirements. We cannot assure you that any market maker will seek to make a market in our Common Stock or that our Common Stock will become eligible for quotation on OTC Markets.

Even if our Common Stock becomes quoted on OTC Markets, there can be no assurance that an active public trading market will develop or be maintained.

Penny Stock Regulation

Our Common Stock may be considered a “penny stock” under Rule 3a51-1 under the Securities Exchange Act of 1934 because it may trade at a price below $5.00 per share and may not otherwise satisfy one of the exclusions from the definition of a penny stock.

Penny stocks are subject to additional regulatory requirements under Sections 15(b)(6), 15(b)(11), and 17(b) of the Exchange Act and the rules promulgated thereunder. Among other things, Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers effecting transactions in penny stocks with customers, unless an exemption applies.

For transactions subject to these requirements, a broker-dealer generally must, before effecting the transaction, determine that the penny stock is a suitable investment for the purchaser and obtain the purchaser's written agreement to the transaction. The broker-dealer also may be required to provide the customer with specified disclosures concerning the risks of investing in penny stocks, current quotations for the security, and information regarding compensation received by the broker-dealer and its salesperson.

These requirements may make it more difficult for investors to sell or purchase our Common Stock through a broker-dealer and may have the effect of limiting the trading activity and liquidity of our Common Stock in the secondary market.

In addition, the application of the penny stock rules may make our Common Stock less attractive to certain investors and may limit the ability of broker-dealers to effect transactions in our Common Stock. There can be no assurance that a trading market for our Common Stock will develop or, if one develops, that it will be sustained.

Shares Eligible for Future Sale

Upon completion of this offering, assuming all 4,000,000 shares offered hereby are sold, we will have 6,500,000 shares of Common Stock issued and outstanding. Assuming that no other shares are issued or reserved for issuance, 68,500,000 shares of our authorized Common Stock will remain unissued. The 4,000,000 shares sold in this offering will be freely tradable, except to the extent they are acquired by affiliates or otherwise become subject to restrictions under applicable securities laws.

The 2,500,000 shares of Common Stock currently outstanding are held by an existing stockholder and may be considered “restricted securities” as defined under Rule 144 of the Securities Act. Such shares may be resold only pursuant to an effective registration statement or an available exemption from registration, including Rule 144, subject to the applicable requirements and limitations of such exemption.

Future sales of substantial amounts of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our Common Stock and could impair our ability to raise additional capital through the sale of equity securities.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

DETAILED DESCRIPTION OF OUR BUSINESS

Holvek Technologies Corporation is a Wyoming development-stage company whose current business plan is focused on developing and commercializing the Planned Platform, with a subscription-based economic forecasting and research service serving as its core offering.

As of the date of this prospectus, the Company has developed a website but has not developed, launched, or made the Planned Platform available to customers. The Planned Platform is a future development project, and the Company has not generated revenue from it. Our current registration address is 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801, our telephone number is +1(870) 6176807 and our email address is office@holvek.tech. This address is used to provide mail forwarding services. The Company does not maintain a physical corporate office in the United States. The Company’s day-to-day business operations are conducted primarily in Slovakia.

The Company has developed a website to support its business operations and provide information about its business and planned activities. Website development commenced on August 31, 2026, and was completed on September 30, 2026, pursuant to the Website Development Agreement filed as Exhibit 10.2 to this Registration Statement. As of August 31, 2026, the Company had not launched the Planned Platform. The platform remains a future development and commercialization plan.

The Company intends to develop and commercialization the Planned Platform, with its core offering consisting of a subscription-based economic forecasting and research service designed to provide AI-powered economic forecasts, market expectations, and research insights to businesses, analysts, investors, and researchers. The Company plans to offer access to this service through API integration, with subscription plans made available through its website.

Current Stage of Development

The Company is at an early stage of its planned business. To date, we have developed a website for the Planned Platform and have been preparing for the development and commercialization of the platform’s core subscription-based economic forecasting and research service.

The Planned Platform is intended to consist of a website and an integrated economic forecasting and research service. Although the website has been developed, the core service has not yet been developed or launched, and the Planned Platform is not yet fully operational.

The next stage of our business plan is to develop and implement the service that will operate through the website and provide AI-powered economic forecasts, market expectations, and research insights through a web interface and API access. The proposed API, user question-and-answer interface, subscription management system, economic forecasting features, dashboards, and other service capabilities described in this prospectus remain subject to development.

We expect that implementation of our business plan will require the development and integration of the core service, selection and integration of appropriate AI technologies, evaluation and integration of economic data sources, testing and validation of the proposed functionality, and establishment of the technical infrastructure and operational processes necessary to make the service available to customers.

The timing, scope, and cost of these activities will depend on our financial resources, technical requirements, third-party service availability, and other factors.

As development progresses, we may revise our plans, the order of development activities, the proposed functionality, anticipated pricing, or the expected timing of a potential launch.

If we cannot obtain sufficient funding or overcome technical or commercial challenges, we may delay, reduce, or discontinue some or all of the planned development activities. This could delay or prevent the launch of the service and, consequently, the full operation and commercialization of the Planned Platform.

Description of the Planned Platform - Economic Forecast Intelligence Platform Holvek

We intend to develop the Planned Platform as an online economic intelligence platform consisting of a website and an integrated subscription-based economic forecasting and research service.

The website has been developed, while the core service remains subject to development. The planned service is intended to allow users to submit questions about economic conditions, financial markets, and potential future economic events. Depending on the functionality ultimately developed, the service would use AI-assisted analysis to process relevant information and provide structured responses designed to summarize available forecasts, market expectations, historical information, and economic trends.

The service is intended to make economic information more accessible and understandable through the Planned Platform’s web interface and API access.

Examples of questions that the planned service may be designed to address include:

•	Whether the U.S. Federal Reserve may reduce interest rates over a specified period;
•	The potential probability of a recession in a particular country or region;
•	Current expectations regarding commodity prices, including oil;
•	Potential relationships between inflation trends and consumer markets; and
•	Comparisons of economic growth expectations across countries.

These examples illustrate the intended subject matter of the service and are not representations that the Service currently provides such analyses or that any particular forecast or probability has been calculated or verified by the Company.

Subject to the capabilities ultimately developed, the Service may be designed to provide users with information such as:

•	Estimated probabilities of potential economic outcomes;
•	Key factors that may influence a forecast;
•	Summaries of current market expectations;
•	Historical comparisons and relevant economic indicators;
•	Short-term and long-term economic trends; and
•	AI-generated explanations and structured research insights.

The specific features and methods used to generate these outputs have not yet been finalized. The accuracy, completeness, availability and presentation of any future output will depend on the data, technology, analytical methods and other resources available to the service.

The Planned Platform is intended to provide informational and analytical support through its integrated economic forecasting and research service. Economic forecasts and AI-generated responses provided by the service will inherently be subject to uncertainty and may be inaccurate, incomplete, or inconsistent with subsequent events. The Company does not intend to represent that any forecast or analytical output provided through the service will guarantee a particular economic outcome.

Planned User Interface and Access

Our current plan contemplates making the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”), consisting of the Company’s website and an integrated subscription-based economic forecasting and research service, accessible through the website and providing API access to customers that wish to integrate the service into their own systems.

The proposed web interface may include an interactive question window through which users can submit economic questions and receive structured research responses generated by the planned service. The proposed API is intended to allow customers to submit requests programmatically and receive responses for use within their own applications, platforms, research systems, or business intelligence tools.

The final design and availability of these access methods will depend on the development and implementation of the service. Although the Company has developed the website, the interactive question interface and API have not yet been launched, as they depend on the development of the underlying service. We cannot assure investors that all planned access methods or features will be implemented.

How the Planned Service Is Expected to Work

Our current business plan contemplates a process generally consisting of the following steps:

1.	Submission of a request. A user submits an economic question through the planned web interface or, where available, an API request through the user's own system.
2.	Identification of relevant information. The planned service identifies or retrieves relevant economic forecasts, market expectations, historical information and other data available through selected sources.
3.	AI-assisted analysis. The planned system processes the available information using AI technologies and analytical methods selected during development.
4.	Generation of a structured response. The service generates a response intended to summarize relevant information, potential economic outcomes, key factors and supporting explanations.
5.	Delivery of the response. The response is provided through the web interface or API, depending on the access method ultimately implemented.

This description reflects our intended operating model and not a currently functioning process. The actual technical architecture, data retrieval methods, analytical techniques and response-generation process may differ from this description as the Service is developed.

For example, the Service may ultimately be designed to respond to a question concerning the potential for a U.S. recession by presenting an estimated probability, summarizing relevant economic indicators and identifying factors that may affect the outlook. Any numerical estimate in such a response would depend on the information and methodology used at the time. The Company has not established that the planned service can currently generate or validate such estimates.

Planned Technology and Data Sources

The planned economic forecasting and research service of the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”) is expected to depend on access to economic information and technologies capable of processing and presenting that information. Potential information sources may include publicly available economic forecasts, financial market information, research publications, prediction markets, historical economic data, and other sources that the Company determines are appropriate and legally available for the intended use.

We may seek to use third-party AI models, application programming interfaces (“APIs”), data providers, cloud infrastructure, hosting services, and other technical resources to develop and operate the planned service. The specific providers and technologies have not yet been selected or finalized, and the availability and terms of any third-party services will need to be evaluated.

The development and operation of the planned service may depend on the Company’s ability to obtain the necessary rights to use relevant information, integrate external technologies, manage technical costs, and maintain access to the services required to deliver the intended functionality through the Planned Platform’s website and API.

Third-party providers may change their pricing, technical capabilities, terms of service, or access policies. Certain data may be unavailable, delayed, incomplete, subject to licensing restrictions, or unsuitable for a particular analytical purpose. The Company may also encounter difficulties integrating information from sources that use different formats, methodologies, or reporting periods.

AI-generated outputs may reflect limitations in the underlying information or analytical methods used by the planned service. The service may not be able to resolve conflicting forecasts, identify all relevant factors, or accurately predict future economic developments. These limitations could affect the usefulness of the service and users’ willingness to pay for access to it, which could adversely affect the Company’s ability to commercialization the Planned Platform and generate revenue.

Subscription and Revenue Model

Our current business plan contemplates generating revenue primarily through subscriptions that provide access to the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”) and its planned economic forecasting and research service.

We currently intend to evaluate subscription plans with different levels of API usage to serve customers with varying research and information requirements. The contemplated model is designed to allow customers to access economic intelligence generated by the planned service without independently building and maintaining all of the data collection and analysis capabilities that may otherwise be required for their particular use cases.

The final subscription structure, pricing, usage limits, billing arrangements, and contractual terms have not yet been finalized. The plans described below are preliminary and may be modified before launch based on development costs, customer requirements, market conditions, and other factors. The availability of these subscription offerings will depend on the successful development, testing, and launch of the planned service.

Proposed Subscription Plans

Our current planning assumptions include the following potential monthly subscription tiers:

Basic Plan - $600 per month

Intended for small businesses, developers and research teams.

The proposed plan may include:

•	Up to 25,000 API requests per month;
•	Access to AI-powered economic forecast data; and
•	Standard API documentation.

Professional Plan - $1,200 per month

Intended for financial analysts, research companies and business intelligence platforms.

The proposed plan may include:

•	Up to 100,000 API requests per month;
•	Access to AI-powered economic forecast data; and
•	Standard API documentation.

Enterprise Plan - $1,900 per month

Intended for financial institutions, media companies and larger organizations.

The proposed plan may include:

•	Up to 250,000 API requests per month;
•	Access to AI-powered economic forecast data; and
•	Standard API documentation.

These proposed plans and prices are planning assumptions only. They do not represent existing commercial offerings, current subscription revenue, executed customer contracts or confirmed customer demand. We may change the proposed prices, request limits, included features or target customer groups before any commercial launch.

We may also consider offering additional subscription levels or customized services in the future. Any such offerings would depend on the development of the Service, customer demand, available resources and our assessment of commercial feasibility.

Factors Affecting Potential Revenue

Our ability to generate subscription revenue will depend on whether we can develop and launch a useful service, attract customers, convert potential users into paying subscribers and retain those customers over time.

Potential customers may be unwilling to pay the proposed prices, may require features that we cannot provide, or may prefer competing services or internally developed systems. We may also need to revise our pricing or usage limits to reflect the cost of AI services, data access, hosting, support and other operating requirements.

Even if the Platform is launched, subscription revenue may be insufficient to cover development and operating expenses. We cannot assure investors that we will obtain any paying subscribers or achieve a sustainable revenue stream.

Target Market and Potential Customers

We intend to target organizations and professionals that require access to economic forecasts, market expectations and research information. Our principal target customer groups may include the following.

Financial Analysts and Investment Professionals

Financial analysts and investment professionals may use economic information when evaluating economic conditions, market expectations and potential risks. The planned Platform is intended to provide a supplementary research resource that could help these users review relevant information and compare potential economic outcomes.

The Service would not replace the need for users to conduct their own analysis or exercise independent judgment. We have not yet demonstrated that the planned service will meet the requirements of financial analysts or investment professionals.

Investment Companies and Funds

Investment companies and funds may have an interest in economic information relevant to their research processes and assessment of market conditions. We intend to evaluate whether the planned service could provide useful economic intelligence to such organizations.

Whether these customers would adopt the Service will depend on its eventual functionality, reliability, cost, integration requirements and suitability for their particular purposes.

Businesses and Corporations

Businesses may use economic information to assess conditions that could affect their industries, customers, suppliers and strategic planning. The planned Service is intended to make selected economic forecasts and research insights more accessible to business users.

We cannot assure investors that businesses will consider the planned service sufficiently valuable to subscribe or that the service will provide information suitable for any particular business decision.

Financial Media Companies

Financial media companies may require economic information for research, reporting and analysis. We intend to evaluate whether the Service’s proposed structured responses and API access could support certain information-gathering and research workflows.

Any use by media organizations would depend on the service’s eventual functionality, information rights, accuracy and contractual terms.

Researchers and Universities

Researchers and academic institutions may use economic forecasts, historical data and market expectations in research or educational activities. The planned Service may be designed to provide a simplified means of accessing and reviewing selected economic information.

We have not yet established relationships with these customer groups or demonstrated demand from them.

Market Validation

The customer groups described above represent our intended target market rather than an existing customer base. We have not yet established that these groups will purchase subscriptions or that the proposed pricing and service features will be commercially viable. Our target market and product strategy may change as we evaluate the requirements of potential customers and the resources available to the Company.

Marketing and Customer Acquisition Strategy

If the Service is developed and launched, we expect to use our Platform as one of the channels through which potential customers can learn about the service and its proposed features. Depending on available resources, we may also consider digital marketing, online content, direct outreach to prospective business customers, and other methods of promoting the service.

Because our proposed model includes API access, customer acquisition may require us to communicate with businesses and organizations that develop software, operate research systems or integrate external data and analytical services into their products.

Our marketing strategy, budget and distribution channels have not yet been finalized. Our ability to acquire customers will depend on the Service’s functionality, the effectiveness and cost of our marketing activities, competition, customer requirements and our ability to demonstrate the value of the service.

We cannot assure investors that we will attract customers at a commercially sustainable cost or that our marketing activities will result in sufficient subscription revenue.

Competition

If developed and launched, the Planned Platform consisting of the Company’s website and an integrated subscription-based economic forecasting and research service, may compete with established providers of economic data, macroeconomic forecasts, financial research, market intelligence, and API-based analytical services. Potential competitors include Trading Economics, Moody’s Analytics, Bloomberg, Macrobond, and LSEG (London Stock Exchange Group), among other companies offering products or services that address some of the same customer needs.

The Company expects to compete with established providers of economic data, forecasting, financial research and analytical services, as well as new market entrants. These providers may have more extensive data resources, established customer relationships, greater technical capabilities and more substantial financial resources. Because the Planned Platform has not yet been developed or commercially launched, the Company has not demonstrated that its proposed combination of AI-assisted economic analysis and subscription-based API access will provide a competitive advantage or attract paying customers.

The Company’s ability to compete will depend on its ability to develop and maintain a useful and reliable service, obtain appropriate technology and data access, provide relevant analytical outputs, integrate with customers’ systems, establish commercially acceptable subscription plans, and attract and retain paying customers. Competitors may introduce new features, improve their analytical capabilities, offer broader data coverage, or provide comparable services at lower prices.

The Company may be unable to compete successfully with these or other providers. There can be no assurance that the Planned Platform or its planned service will achieve market acceptance, establish a sustainable competitive position, or generate sufficient revenue to support the Company’s operations.

Five-Year Development Plan

Our current development strategy contemplates a phased approach over an anticipated five-year period. The timing and scope of each phase will depend on the availability of funding, technical feasibility, market demand and other business considerations. The following roadmap describes our current objectives and is not a guarantee that the specified activities will be completed in any particular year.

Year 1 — Planned Platform Development and Launch

Our initial objective is to develop and, if feasible, launch an initial version of the Platform. Potential activities may include:

•	Developing the proposed AI-powered economic research service;
•	Establishing the proposed user subscription system;
•	Implementing economic question-and-answer functionality;
•	Evaluating coverage of economic topics such as inflation, interest rates, gross domestic product, currencies, commodities and recession risks; and
•	Testing the service and its intended functionality before any commercial launch.

Completion of these activities will depend on the availability of sufficient resources and the successful resolution of development and operational requirements. We have not established a guaranteed launch date.

Year 2 — Planned Expansion of Economic Intelligence

Subject to progress in the initial development phase, we may seek to expand the scope of economic information available through the Platform. Potential objectives include:

•	Expanding coverage of countries and economic indicators;
•	Improving the methods used to evaluate and present AI-generated responses;
•	Introducing personalized user dashboards;
•	Developing functionality for saving research history; and
•	Refining subscription plans for different categories of users.

These objectives may be modified or deferred depending on the Platform’s development, operating costs and market response.

Year 3 — Planned Advanced Research Features

If the Platform is operational and sufficient resources are available, we may consider adding more advanced research features, such as:

•	AI-generated economic reports;
•	Tools for comparing countries and markets;
•	Features for creating customized economic monitoring topics; and
•	Expanded enterprise offerings and API access.

The availability and scope of these features will depend on technical feasibility, customer requirements and our ability to fund further development.

Year 4 — Planned Expansion of Economic Coverage

We may seek to expand the geographic and analytical scope of the Platform. Potential objectives include:

•	Broader coverage of international economic developments;
•	Industry-specific economic analysis;
•	Further development of AI-assisted forecasting methods; and
•	Potential partnerships with financial platforms and research organizations.

Any partnerships, forecasting capabilities or geographic expansion will depend on our ability to establish appropriate arrangements and develop the required functionality. We have not committed to any specific partnership or completed such expansion as of the date of this prospectus.

Year 5 — Planned Expansion of the Economic Intelligence Business

Over the longer term, our objective is to evaluate whether the Platform can be expanded into a broader economic intelligence service for businesses, investors, media companies and research organizations. Potential areas of development may include:

•	Expanded enterprise products and API solutions;
•	Customized economic research services;
•	Additional automated economic insights; and
•	Continued improvement of the methods used to analyze and present economic information.

This longer-term objective is subject to substantial uncertainty. We cannot assure investors that the Platform will reach this stage of development, that the proposed features will be commercially viable or that the Company will have the resources required to implement them.

Third-Party Services and Dependencies

The planned Platform may depend on third-party AI technologies, data providers, APIs, hosting services and other technical infrastructure. We have not yet finalized the providers or arrangements that may be required.

Our ability to develop and operate the Platform may be affected by the availability, cost, performance and reliability of these third-party resources. Providers may change their pricing or terms, limit access, discontinue services or impose technical restrictions. We may need to identify alternative providers or modify the Platform if a resource becomes unavailable or unsuitable.

We may also need to obtain licenses or permissions to use particular datasets or other information commercially. If suitable data or services are unavailable, too expensive or subject to restrictions that prevent our intended use, we may be unable to implement certain features or may need to revise our business model.

Management and Personnel

Our business currently depends on a limited management structure, including our sole officer and director, Tomas Dragun. Management will be responsible for overseeing the Company’s business strategy, financial resources and efforts to pursue development of the Platform.

Depending on the scope and complexity of the planned service, we may need to engage employees, independent contractors, consultants or third-party providers with expertise in software development, AI technologies, data analysis, cybersecurity, infrastructure, marketing and customer support.

Our ability to execute our business plan may be affected by our ability to obtain the required expertise on commercially acceptable terms. Our reliance on a small management team may limit the number of activities we can pursue at the same time and may make us more vulnerable to the loss or unavailability of key personnel.

Regulation and Compliance

The legal and regulatory requirements applicable to the planned service will depend on its final functionality, the jurisdictions in which it is offered, the information it processes and the manner in which it is marketed and operated.

Potentially relevant areas may include privacy and data protection, cybersecurity, consumer protection, intellectual property, electronic commerce, subscription and payment practices, and the contractual terms governing the use of third-party data and technologies. Additional requirements may apply depending on the services ultimately provided and the jurisdictions in which customers are located.

Before launching the Platform, we expect to evaluate the legal and operational requirements relevant to its intended features and markets. We have not yet completed a final assessment of all requirements that may apply to the service as ultimately developed.

Changes in laws, regulations, regulatory interpretations or third-party service requirements may increase our costs, require modifications to the Platform or delay its launch. We cannot assure investors that we will be able to meet all applicable requirements on commercially acceptable terms.

Offices

Our current registration address is 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801, our telephone number is +1(870) 6176807 and our email address is office@holvek.tech. This address is used to provide mail forwarding services. The Company does not maintain a physical corporate office in the United States. The Company’s day-to-day business operations are conducted primarily in Slovakia.

Bankruptcy or similar proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

Patents and trademark

Currently, we do not own, either legally or beneficially, any patents or trademarks.

LEGAL PROCEEDINGS

None of our directors and executive officers have been involved in any of the following events during the past ten years:

(a) any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d) being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f) being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS

We are a development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We have not generated revenue from our planned business. Our ability to generate revenue will depend on our ability to develop, test, and launch the Economic Forecast Intelligence Platform Holvek, obtain access to necessary technologies and data sources, attract paying users, and secure sufficient financing to support our operations. We cannot predict when, or whether, we will generate revenue. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully attract customers or generate sufficient revenues, we may quickly use the proceeds from this offering and will need to obtain additional financing.

Liquidity and capital resources

On August 28, 2026, the Company issued 2,500,000 shares of its Common Stock to Tomas Dragun at a purchase price of $0.001 per share, for aggregate consideration of $2,500.

As of August 31, 2026, the Company had cash of $135, prepaid expenses of $8,850 and total assets of $8,985. Total liabilities were $14,500, consisting of accounts payable of $8,000 and a loan from our director of $6,500. As of August 31, 2026, the Company had working capital of $985 and a stockholders’ deficit of $5,515.

For the period from July 6, 2026 (inception) to August 31, 2026, net cash used in operating activities was $8,865, consisting of the net loss of $8,015 and an increase in prepaid expenses of $8,850, partially offset by an increase in accounts payable of $8,000. The Company had no investing activities during the period. Net cash provided by financing activities was $9,000, consisting of $6,500 of proceeds from the loan from our director and $2,500 of proceeds from the issuance of common stock.

The Company’s principal development commitment as of August 31, 2026 related to the Website Development Agreement with Gramston Limited, filed as Exhibit 10.2 to this Registration Statement and described in Note 8 to the financial statements. The total fee under the agreement is $38,530, of which $8,850 for Stage 1 was paid on August 31, 2026 and recorded as a prepaid expense. The remaining $29,680 for Stages 2 through 5 was paid in full using funds advanced by the Company's director under the Loan Agreement. Development of the website was completed on September 30, 2026.

As of August 31, 2026, the Company had developed a website only (https://holvek.tech). Economic Forecast Intelligence Platform Holvek is a planned product and was not operational, commercially available, or revenue-generating as of that date.

On July 6, 2026, the Company entered into an unsecured, non-interest-bearing loan agreement with Tomas Dragun, a director of the Company (filed as the Exhibit 10.1). Under the agreement, the lender agreed to lend the Company up to an aggregate principal amount of $100,000 during a five-year term ending July 6, 2031. The loan may be converted into shares of the Company’s Common Stock at the lender’s option, subject to a mutually agreed valuation methodology and applicable legal requirements. Repayment is expected to be made from the Company’s revenues once the Company generates significant income. The Company may prepay all or any portion of the outstanding principal with the written agreement of both parties. Any outstanding principal remaining at maturity is due within ten business days after July 6, 2031, unless the parties agree in writing to extend the term. On August 28, 2026, Mr. Dragun advanced $6,500 to the Company under the agreement. As of August 31, 2026, $6,500 was outstanding and $93,500 remained available for borrowing under the agreement.

Results of operations from July 6, 2026 (Inception) through August 31, 2026

The Company had not generated revenue from operations through August 31, 2026. Its ability to generate revenue depends on successfully developing, testing, launching, and commercializing Economic Forecast Intelligence Platform Holvek, attracting customers, and obtaining sufficient capital.

For the period from July 6, 2026 (inception) through August 31, 2026, the Company had no revenue and recorded a net loss of $8,015, consisting of professional fees of $8,000 and general and administrative expenses of $15, representing bank service charges. The Company’s financial position and operating results are set forth in the August 31, 2026 financial statements included in this registration statement.

Our full business plan entails activities described in the “Plan of operation” section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. If we do not generate any revenue, we may need additional funding at the end of the twelve-month period described in our “Plan of operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

The Company intends to use funds from this offering, if completed, and potential additional financing to develop and launch its planned economic research service. There is no assurance that the Company will raise sufficient funds or successfully commercialization the product.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan and our business operations. So, for these reasons, there is substantial doubt that we will be able to continue as a going concern.

Plan of operation

Holvek Technologies Corporation is a development-stage company focused on the development and commercialization of the Economic Forecast Intelligence Platform Holvek, a planned subscription-based service designed to provide AI-assisted economic forecasts, market expectations, and analytical insights.

The Company’s principal operational objective is to continue developing and expanding the Platform, including its API functionality, and to prepare the service for commercial use. The Company may release certain API functionality before the completion of this offering. Any such release will not mark the completion of the Company’s development efforts. The Company expects to continue improving the Platform and its API, adding features and integrations, expanding available data sources, and enhancing the service’s analytical capabilities, performance, and security.

The Company expects to use the net proceeds from this offering, together with any other available funds, to support these development activities. The amount and timing of work undertaken will depend on the proceeds raised, the Company’s available resources, development progress, and the costs of third-party technology, data, and infrastructure.

The key objectives we will need to achieve to successfully implement our business plan over the next twelve months after the completion are as follows:

Use of Proceeds	25% Sold	50% Sold	75% Sold	100% Sold
Gross proceeds	$60,000	$120,000	$180,000	$240,000
Estimated offering expenses	$15,000	$15,000	$15,000	$15,000
Estimated net proceeds	$45,000	$105,000	$165,000	$225,000
Development and commercialization of Economic Forecast Intelligence Platform Holvek	$22,500	$52,500	$82,500	$112,500
AI, data, software, and technology infrastructure	$9,000	$21,000	$33,000	$45,000
Testing, security, integrations, and technical support	$4,500	$10,500	$16,500	$22,500
Marketing, Promotion, and User Acquisition	$4,500	$10,500	$16,500	$22,500
Working capital and other operating expenses	$4,500	$10,500	$16,500	$22,500
Total estimated allocation of net proceeds	$45,000	$105,000	$165,000	$225,000

Development and commercialization of Economic Forecast Intelligence Platform Holvek

Estimated Cost – $22,500–$112,500

We intend to use a portion of the net proceeds from this offering to develop and commercialization the Planned Platform, which is intended to consist of the Company’s website and an integrated subscription-based economic forecasting and research service. Our development efforts are expected to focus primarily on developing the service’s AI-assisted economic forecasting and analytical capabilities, implementing its proposed web interface and API functionality, and integrating the service with the Company’s website.

The Company may release certain functionality of the planned service or API before the offering is completed, if such functionality is successfully developed and tested. Any initial release would not necessarily represent completion of the Planned Platform or all of its intended features. The Company expects to use available offering proceeds, as needed, to continue development, testing, integration, security improvements and commercialization of the planned service. The timing and scope of these activities will depend on available funding, technical feasibility and other business considerations.

Our planned activities include:

•	Development of the core economic forecasting and research service. We intend to develop the service that will operate through the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”), which consists of the Company’s website and the planned service. Development efforts may include implementing AI-assisted processing of economic information and generating structured responses containing economic forecasts, market expectations, and analytical insights.
•	Development and expansion of API functionality. We plan to develop API capabilities that may allow users and organizations to access the service programmatically and integrate its outputs into their own applications, research systems, or business intelligence tools. Development may include implementing API endpoints, improving request processing, and expanding the functionality made available through the API.
•	Additional service features and analytical capabilities. We may develop additional analytical tools and service features in response to development priorities, technical feasibility, and feedback from prospective or actual users. These activities may include improvements to the ways users submit economic questions, receive research responses, and access relevant economic information. The specific features and timing of their development have not yet been finalized.
•	Continued service development after initial release. If any service or API functionality is released before all offering proceeds are received, we expect to use available proceeds to continue developing, testing, improving, and expanding the service and its integration with the Company’s website. An initial release, if achieved, will not necessarily mark the completion of development of the Planned Platform.

The timing and scope of these activities will depend on the amount of proceeds raised, development progress, technical requirements, and the Company’s available resources.

AI, Data, Software, and Technology Infrastructure

Estimated Cost – $9,000–$45,000

We intend to allocate a portion of the net proceeds to the AI technologies, data resources, software, and technical infrastructure required to develop the core economic forecasting and research service of the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”), which consists of the Company’s website and the planned service.

Our anticipated activities include:

•	AI and software resources. We expect to use third-party AI services, software tools, and related technologies, as appropriate, to support the development and operation of the service’s planned economic forecasting and analytical functionality.
•	Economic and financial data resources. We may obtain access to relevant economic, financial market, research, and other data sources needed to develop and operate the service. The availability, terms, and cost of such resources will depend on the providers and the intended use of the data.
•	Hosting and technical infrastructure. We expect to incur costs for hosting, cloud services, storage, computing resources, and other infrastructure needed to develop and test the service, integrate it with the Company’s website, and, when available, deliver its functionality through web-based and API access.
•	Infrastructure expansion. As the service’s functionality and potential usage expand, we may increase or modify our infrastructure and technology resources to support additional features, integrations, API usage, and service requirements.

The specific providers, services, and resources to be used have not yet been finalized and may change as development proceeds. The timing and scope of these expenditures will depend on development requirements, available funding, third-party service availability, and other business considerations.

Testing, Security, Integrations, and Technical Support

Estimated Cost – $4,500–$22,500

We intend to use a portion of the net proceeds to test, secure, and improve the Economic Forecast Intelligence Platform Holvek and its API functionality as development progresses.

Our planned activities include:

•	Testing and quality assurance. We plan to test newly developed and existing functionality to identify technical issues and assess whether features operate as intended.
•	Security and reliability improvements. We may implement technical measures and improvements intended to protect the Platform, its infrastructure, and relevant data, and to improve the reliability of the service.
•	Integrations and compatibility. We expect to undertake work necessary to integrate the Platform with selected data sources, AI services, software tools, and other third-party technologies, where appropriate.

•	Technical maintenance and support. We may use these funds to address technical issues, maintain integrations, and support the continued operation and improvement of the Platform and API, if and when released.

The scope of these activities will depend on the features developed, the technologies used, and the technical requirements identified during development and testing.

Marketing, Promotion, and User Acquisition

Estimated Cost – $4,500–$22,500

We intend to use a portion of the net proceeds from this offering to promote the Economic Forecast Intelligence Platform Holvek (the “Planned Platform”), increase awareness of the Company’s planned economic forecasting and research service, and attract prospective users and customers. Our marketing activities are expected to focus on introducing the planned service and its proposed capabilities, including AI-assisted economic forecasts, market analysis, research insights, and API access, to businesses, analysts, investors, researchers, and other potential users.

Our planned marketing activities may include:

•	Website and Content Promotion. We may develop and publish informational materials describing the Company’s planned service, its intended economic forecasting and research capabilities, and its proposed web-based and API access options.
•	Digital Marketing and Online Advertising. We may use online advertising and other digital marketing channels to reach prospective users and organizations that may benefit from the planned service, subject to its development and availability.
•	Search Engine Optimization. We may undertake activities intended to improve the visibility of the Company’s existing website and its information about the planned service in online search results.
•	Professional and Business Outreach. We may conduct direct outreach to businesses, analysts, investors, researchers, and other prospective customers to introduce the Company’s planned service and assess potential demand.
•	User Acquisition and Customer Development. We may undertake promotional activities intended to attract prospective users, evaluate market interest, and support the potential adoption of subscription-based access to the service, including its planned API functionality, if and when the service is developed and launched.

The specific marketing channels, campaigns, and timing have not been finalized. The Company expects to determine the scope of its marketing activities based on the amount of offering proceeds received, progress in developing and implementing the planned service, its availability for commercial use, and the Company’s business priorities.

Working Capital and Other Operating Expenses

Estimated Cost – $4,500–$22,500

We intend to allocate a portion of the net proceeds to working capital and other operating expenses that may arise as the Company continues developing and commercializing the Economic Forecast Intelligence Platform Holvek.

These funds may be used for general operating costs not specifically included in the other categories of our use-of-proceeds allocation, including expenses associated with coordinating development activities, maintaining the Company’s operations, and supporting the further development and commercialization of the Platform.

The Company expects to determine the timing and use of these funds based on its operating needs, the progress of development, and the amount of proceeds received.

Controls and procedures

We are not currently required to maintain an effective system of internal controls. We will not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we are required to file an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year, or until we have filed an annual report with the Commission for the prior fiscal year.

When and if we become subject to the internal control requirements of the Sarbanes-Oxley Act, we may incur significant expenses in meeting our public reporting responsibilities because it may require substantial time, management involvement, and possibly outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations.

Becoming compliant may take longer than we expect, which could increase the risk of errors in our financial reporting or deficiencies in our internal controls.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)
Tomas Dragun Milana Rastislava Stefanika 466/33, 934 01 Levice, Slovakia	34	President, Chief Financial Officer, Chief Executive Officer, Secretary, Treasurer and Director

Tomas Dragun has been holding the above stated positions since the inception of the Company and is expected to hold it until the next annual meeting of our stockholders. Thereby, Tomas Dragun is currently the Officer/Director and control person of Holvek Technologies Corporation

Background Information About Our Officer and Director Tomas Dragun, Age 34

Mr. Dragun has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on July 6, 2026.

Since 2021, and continuing to the present, Mr. Dragun has served as Senior IT Project Manager at ZF Slovakia in Levice, Slovakia, where he leads digital transformation initiatives, Smart Factory (Industry 4.0) integration, and ERP/MES system implementations across manufacturing operations. In this capacity, he manages cross-functional international teams, oversees project budgeting, and directs strategic technology deployment.

From 2018 to 2021, Mr. Dragun served as Scrum Master and IT Project Manager at Asseco Central Europe in Nitra, Slovakia, where he managed software development projects for financial and commercial sector clients and implemented Agile methodologies to optimize product delivery cycles.

Mr. Dragun earned an Engineer’s degree (Ing.) in Applied Informatics and Management from the Faculty of Economics and Management at the Slovak University of Agriculture in Nitra (Slovenská poľnohospodárska univerzita v Nitre) in 2014.

Management believes that Mr. Dragun’s background in IT project management, enterprise software implementation, operational leadership, and digital transformation in industrial environments provides relevant experience for overseeing the business development and operations of the Company.

Section 16(a) beneficial ownership reporting compliance

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Terms of Office

Our directors are elected to serve until the next annual meeting of shareholders and until their resignation or removal in accordance with our Articles of Incorporation and Bylaws and applicable law. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors and hold office until their resignation or removal.

CORPORATE GOVERNANCE

We do not currently have any long-term incentive plans or arrangements that provide compensation intended to serve as an incentive for performance.

Director Independence

Our Board of Directors is currently composed of one member, Tomas Dragun. Tomas Dragun does not qualify as an independent director. He is our sole director and executive officer and is the lender under our loan agreement with the Company, pursuant to which he has agreed to lend us up to $100,000.

Our Common Stock is not currently listed on a national securities exchange, and our Board of Directors has not established any separate standards of independence other than those required to be disclosed under applicable SEC rules.

Audit, Nominating and Compensation Committee

We currently do not have separate Audit, Compensation or Nominating and Corporate Governance Committees, and we do not have written charters for such committees. Our Board of Directors performs the functions that would ordinarily be performed by these committees. Our Board of Directors is responsible for overseeing our financial reporting process, reviewing our financial statements and internal accounting controls, considering the appointment and oversight of our independent registered public accounting firm, and reviewing other accounting, auditing and financial reporting matters. Our Board of Directors also performs the functions ordinarily performed by a compensation committee, including reviewing and approving compensation arrangements for our executive officers and directors. In addition, our Board of Directors performs the functions ordinarily performed by a nominating and corporate governance committee, including considering candidates for election or appointment to the Board of Directors and evaluating matters relating to the composition and governance of the Board. Given the current size and development stage of our Company, we believe that maintaining a single Board of Directors to perform these functions is appropriate at this time. We may establish separate committees as our operations and Board of Directors develop.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. Because we do not currently have an Audit Committee, no director serves as an audit committee financial expert.

The Board of Directors has determined that, given the current size and development stage of the Company, it is not necessary at this time to establish a separate Audit Committee or designate a director as an audit committee financial expert. The Board of Directors will continue to oversee the Company’s financial reporting and accounting matters and may reconsider these arrangements as the Company’s operations and corporate governance structure develop.

Policy Regarding Transactions with Related Persons

We do not currently have a formal written policy governing the review, approval or ratification of transactions with related persons that are required to be disclosed under Item 404 of Regulation S-K. In the absence of such a formal policy, transactions between the Company and its directors, executive officers, significant stockholders or other related persons are reviewed and approved by our Board of Directors. The Company expects that any such transactions will be entered into on terms that are determined to be fair and reasonable to the Company and will be subject to applicable disclosure requirements.

Involvement in Certain Legal Proceedings

The Company is not currently a party to any material legal proceedings. To the best of management’s knowledge, no such proceedings are pending or threatened against the Company or its property. None of our Directors and Executive Officers have been involved in any of the following events during the past ten years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;
3.	Being subject to any order, judgment or decree of any court of competent jurisdiction, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities;
4.	Being found by a court of competent jurisdiction, in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated;
5.	Being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order;
6.	Being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
7.	Being the subject of, or a party to, any sanction or order imposed by a stock, commodities or derivatives exchange or other self-regulatory organization or any equivalent exchange, association or entity, or any sanction or order imposed by any such body that has been imposed in connection with any securities, commodities or banking activities.

Shareholder Proposals

We do not currently have a formal policy or procedural requirements regarding the submission by shareholders of recommendations or nominations for candidates for the Board of Directors. Given the current size and development stage of the Company, the Board of Directors believes that a specific formal nominating policy is not necessary at this time. The Board of Directors will consider candidates for election or appointment to the Board of Directors based on the qualifications, experience, skills and other characteristics that the Board determines to be appropriate in light of the Company’s business and needs. Candidates may be identified or recommended by members of management, directors or shareholders. The Board of Directors has not established specific minimum qualifications for director nominees. In evaluating candidates, the Board may consider, among other factors, relevant business experience, industry knowledge, financial and accounting experience, leadership ability, integrity, judgment and the ability to devote sufficient time to the responsibilities of a director.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we pay or award to our named executive officers for the fiscal year ended August 31, 2026.

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Tomas Dragun	$ 0	0	0	$ 0	$ 0	$ 0	$ 0

Compensation of directors

We have not compensated our Directors.

Option grants

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated option exercises and fiscal year-end option value

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by:

▪	each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock;
▪	each officer and director of our Company; and
▪	all officers and directors as a group.

Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Title of class	Name and address of Beneficial owner	Amount and nature of Beneficial ownership	Percent of Common Stock
Common Stock	Tomas Dragun Milana Rastislava Stefanika 466/33, 934 01 Levice, Slovakia	2,500,000	100%
All directors and executive officers as a group (1 person)		2,500,000	100%

The percentages are calculated based on 2,500,000 shares of our common stock issued and outstanding as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 28, 2026, the Company issued 2,500,000 shares of its Common Stock to Tomas Dragun at a purchase price of $0.001 per share, for aggregate consideration of $2,500.

Also, Tomas Dragun has entered into a written Loan Agreement with the Company pursuant to which he may provide loans to the Company from time to time to support its business operations, software development activities, working capital needs, public company reporting expenses, its efforts to obtain and maintain a quotation for its common stock on the OTC Markets, including the OTCQB Market, and implementation of its business plan. On July 6, 2026, the Company entered into an unsecured, non-interest-bearing loan agreement with Tomas Dragun, a director of the Company. Under the agreement, the lender agreed to lend the Company up to an aggregate principal amount of $100,000 during a five-year term ending July 6, 2031. The loan may be converted into shares of the Company’s Common Stock at the lender’s option, subject to a mutually agreed valuation methodology and applicable legal requirements. Repayment is expected to be made from the Company’s revenues once the Company generates significant income. The Company may prepay all or any portion of the outstanding principal with the written agreement of both parties. Any outstanding principal remaining at maturity is due within ten business days after July 6, 2031, unless the parties agree in writing to extend the term. On August 28, 2026, Mr. Dragun advanced $6,500 to the Company under the Loan Agreement. The largest aggregate amount of principal outstanding under the Loan Agreement during the period from July 6, 2026 (inception) to August 31, 2026 was $6,500, which was the amount outstanding as of August 31, 2026; no principal or interest was paid during the period. The Loan Agreement is filed as Exhibit 10.1 to this Registration Statement.

EXPERTS

Our fiscal year ends on August 31. The audited financial statements included in this registration statement cover the period from July 6, 2026 (inception) through August 31, 2026 and were audited by Qi CPA LLC, our independent registered public accounting firm.

The validity of the common stock offered by this prospectus will be passed upon by Haddan & Zepfel LLP.

None of the experts or counsel named above have been retained on a contingent basis, and none will receive any direct or indirect interest in the Company in connection with the services they provide.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered by this Prospectus.

This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. For further information about us and the securities offered hereby, you should refer to the Registration Statement, including the exhibits and the financial statements and notes filed as part of the Registration Statement. Statements contained in this Prospectus concerning the provisions of any agreement or other document filed as an exhibit to the Registration Statement are only summaries of those provisions and are qualified in their entirety by reference to the applicable exhibit. For a more complete understanding of any agreement or other document described in this Prospectus, you should review the applicable exhibit filed with the Registration Statement. The Registration Statement and the exhibits filed with it may be inspected and copied at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings will be available through the SEC’s website as they are filed electronically.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation and Bylaws, we may indemnify our directors and officers to the fullest extent permitted under the laws of the State of Wyoming. Such indemnification may apply to expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with legal proceedings arising by reason of a person’s service as a director or officer of the Company, provided that such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company.

In certain circumstances, we may also advance expenses incurred in defending legal proceedings prior to the final disposition of such matters. To the extent that a director or officer is successful on the merits or otherwise in the defense of any proceeding for which indemnification is available, we may indemnify such person for expenses incurred, including attorneys’ fees.

With respect to derivative actions brought on behalf of the Company, indemnification may be limited to expenses actually and reasonably incurred in connection with the defense or settlement of such actions and may be subject to court approval where required by applicable law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding, is asserted in connection with the securities being registered, we will, unless the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Qi CPA LLC.

The financial information presented below consists of the audited financial statements as of August 31, 2026 and for the period from July 6, 2026 (inception) to August 31, 2026.

HOLVEK TECHNOLOGIES CORPORATION

HOLVEK TECHNOLOGIES CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Holvek Technologies Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Holvek Technologies Corporation (the “Company”) as of August 31, 2026 and the related statements of operations, stockholders’ deficiency, and cash flows for the period from July 6, 2026 (Inception) to August 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Holvek Technologies Corporation as of August 31, 2026, and the results of its operations and its cash flows for the period from July 6, 2026 (inception) through August 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there were no critical audit matters.

Valley Stream, New York

November 5, 2026

We have served as the Company’s auditor since 2026.

PCAOB ID: 6631

HOLVEK TECHNOLOGIES CORPORATION

BALANCE SHEET

As of August 31, 2026

(Expressed in U.S. dollars)

	Note	August 31, 2026
ASSETS
Current Assets:
Cash and cash equivalents		$135
Prepaid expenses	5	8,850
Total current assets		8,985

TOTAL ASSETS		$8,985

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable		$8,000
Total current liabilities		8,000
Non-Current Liabilities:
Loan from related party	6	6,500
Total non-current liabilities		6,500

TOTAL LIABILITIES		$14,500

Commitments and contingencies	8

Stockholders’ Equity (Deficit):
Common stock, $0.001 par value; 75,000,000 shares authorized; 2,500,000 shares issued and outstanding as of August 31, 2026	4	$2,500
Additional paid-in capital		-
Accumulated deficit		(8,015)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)		(5,515)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)		$8,985

The accompanying notes are an integral part of these financial statements.

HOLVEK TECHNOLOGIES CORPORATION

STATEMENT OF OPERATIONS

For the period from July 6, 2026 (Inception) to August 31, 2026

(Expressed in U.S. dollars)

	Note	Period from July 6, 2026 (Inception) to August 31, 2026
REVENUE		$-

OPERATING EXPENSES
Professional fees		$8,000
General and administrative expenses	7	15
Total operating expenses		8,015

LOSS FROM OPERATIONS		(8,015)

LOSS BEFORE INCOME TAXES		(8,015)
Provision for income taxes	9	-

NET LOSS		$(8,015)

Net loss per common share – basic and diluted	2	$(0.05)
Weighted-average number of common shares outstanding – basic and diluted	2	175,439

The accompanying notes are an integral part of these financial statements.

HOLVEK TECHNOLOGIES CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the period from July 6, 2026 (Inception) to August 31, 2026

(Expressed in U.S. dollars)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance as of July 6, 2026 (Inception)	-	$ -	$ -	$ -	$ -
Issuance of common stock for cash (Note 4)	2,500,000	2,500	-	-	2,500
Net loss for the period	-	-	-	(8,015)	(8,015)
Balance as of August 31, 2026	2,500,000	$ 2,500	$ -	$ (8,015)	$ (5,515)

The accompanying notes are an integral part of these financial statements.

HOLVEK TECHNOLOGIES CORPORATION

STATEMENT OF CASH FLOWS

For the period from July 6, 2026 (Inception) to August 31, 2026

(Expressed in U.S. dollars)

Period from July 6, 2026 (Inception) to August 31, 2026
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,015)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(8,850)
Accounts payable	8,000
Net cash used in operating activities	(8,865)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan from related party	6,500
Proceeds from issuance of common stock	2,500
Net cash provided by financing activities	9,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	135
Cash and cash equivalents at beginning of period	-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$135

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

HOLVEK TECHNOLOGIES CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

As of August 31, 2026 and for the period from July 6, 2026 (Inception) to August 31, 2026

(Expressed in U.S. dollars)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Holvek Technologies Corporation (the “Company”) was incorporated on July 6, 2026 under the laws of the State of Wyoming. The Company’s registration address is 1309 Coffeen Avenue STE 1200 Sheridan, WY 82801. This address is used to provide mail forwarding services. The Company does not maintain a physical corporate office in the United States. The Company’s day-to-day business operations are conducted primarily in Slovakia.

The Company intends to offer Economic Forecast Intelligence Platform Holvek, a subscription-based online service that is intended to provide AI-powered economic forecasts, market expectations and research insights to businesses, analysts, investors and researchers. The Company plans to make the service available through its website on a subscription basis through API access. As of August 31, 2026, the website was under development, the service had not been launched, and the Company had not commenced revenue-generating operations.

The Company has adopted an August 31 fiscal year end. The accompanying financial statements present the financial position of the Company as of August 31, 2026 and its results of operations, changes in stockholders’ equity and cash flows for the period from July 6, 2026 (inception) to August 31, 2026. Because the Company was incorporated on July 6, 2026, no comparative period is presented.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), including Article 8 of Regulation S-X. The financial statements are presented in U.S. dollars, which is the Company’s functional and reporting currency.

Emerging Growth Company

The Company is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012. The Company has elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. In accordance with ASC 205-40, Presentation of Financial Statements – Going Concern, management evaluates whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. See Note 3.

Cash and Cash Equivalents

Cash and cash equivalents consist of funds held in the Company’s bank account and highly liquid investments with an original maturity of three months or less. As of August 31, 2026, the Company had cash of $135 and no cash equivalents.

Fair Value of Financial Instruments

The Company follows ASC 820, Fair Value Measurement, which establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value: Level 1 inputs are quoted prices in active markets for identical assets or liabilities; Level 2 inputs are observable inputs other than Level 1 quoted prices; and Level 3 inputs are unobservable inputs.

The Company’s financial instruments consist of cash, accounts payable and a loan from a related party. The carrying amounts of cash and accounts payable approximate their fair values due to their short-term nature. It is not practicable to estimate the fair value of the loan from the related party because of its related-party nature and the absence of comparable market terms. The Company did not hold any assets or liabilities measured at fair value on a recurring or non-recurring basis as of August 31, 2026.

Prepaid Expenses

Prepaid expenses represent payments made in advance for services to be received in future periods and are initially recognized at cost. Prepaid amounts are charged to expense, or capitalized where the related costs qualify for capitalization, as the underlying services are performed. Amounts expected to be consumed within twelve months of the balance sheet date are classified as current assets. See Note 5.

Website Development Costs

The Company accounts for costs incurred to develop its website in accordance with ASC 350-50, Website Development Costs. Costs incurred in the planning stage and in the post-implementation and operating stage are expensed as incurred, while costs incurred in the website application and infrastructure development stage and in the graphics development stage are capitalized. Capitalized costs will be amortized on a straight-line basis over the estimated useful life of the website of 60 months, commencing when the website is ready for its intended use, and will be reviewed for impairment in accordance with ASC 360-10-35 whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. No website development costs had been capitalized as of August 31, 2026.

Start-Up Costs

In accordance with ASC 720-15, Start-Up Costs, costs of start-up activities, including organization costs, are expensed as incurred.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. The Company maintains its cash balance in a single account at one financial institution. As of August 31, 2026, the Company’s cash balance of $135 did not exceed federally insured limits. The Company has not experienced any losses with respect to its cash balance.

Revenue Recognition

The Company has not commenced revenue-generating operations and has not recognized any revenue since inception. The Company will recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers, under which revenue is recognized when control of promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes the tax benefit of an uncertain tax position only if it is more likely than not that the position will be sustained upon examination by the relevant taxing authority, based on the technical merits of the position. Interest and penalties related to uncertain tax positions, if any, are recognized as a component of income tax expense. See Note 9.

Segment Reporting

The Company follows ASC 280, Segment Reporting, including the amendments of ASU 2023-07, Improvements to Reportable Segment Disclosures. Operating segments are components of an entity for which discrete financial information is available and whose operating results are regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment and a single reportable segment. See Note 7.

Related Parties

The Company identifies related parties and discloses related party transactions in accordance with ASC 850, Related Party Disclosures. Related parties include the Company’s directors, executive officers, principal stockholders and members of their immediate families, as well as entities that such persons control or can significantly influence, and entities under common control with the Company. Material related party transactions are disclosed in the notes to the financial statements, including the nature of the relationship, a description of the transactions, the amounts involved and the amounts due to or from related parties as of the balance sheet date. See Note 6.

Net Loss per Common Share

Net loss per common share is computed in accordance with ASC 260, Earnings per Share. Basic net loss per common share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per common share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other potentially dilutive instruments. As of August 31, 2026, the Company had no outstanding options, warrants or other potentially dilutive instruments; accordingly, basic and diluted net loss per share are the same. The weighted-average number of common shares outstanding for the period from July 6, 2026 (inception) to August 31, 2026 was 175,439, reflecting the 2,500,000 shares issued on August 28, 2026 (see Note 4), which were outstanding for 4 of the 57 days in the period.

Recent Accounting Pronouncements

The Company has applied all accounting standards effective for the period presented, including ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, and ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. Management has evaluated recently issued accounting pronouncements and does not believe that any pronouncement issued but not yet effective would, if currently adopted, have a material effect on the Company’s financial statements, other than as described below.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, as clarified by ASU 2025-01, which requires public business entities to disclose, in the notes to the financial statements, disaggregated information about certain income statement expense captions. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this guidance and expects it to result in expanded disclosures only.

In September 2025, the FASB issued ASU 2025-06, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which amends the recognition guidance for costs of internal-use software. The amendments are effective for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its accounting for website development costs.

NOTE 3 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and settlement of liabilities in the normal course of business.

As reflected in the financial statements, the Company had no revenue, incurred a net loss of $8,015 and used net cash in operating activities of $8,865 for the period from July 6, 2026 (inception) to August 31, 2026, and had an accumulated deficit of $8,015, a stockholders’ deficit of $5,515 and cash of $135 as of August 31, 2026. In addition, as of August 31, 2026, the Company had accounts payable of $8,000 and a remaining commitment of $29,680 under its website development agreement, payable no later than October 31, 2026 (see Note 8). The Company has not yet commenced revenue-generating operations and is dependent on funding from its director and on raising additional capital. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

Management intends to fund the Company’s operations through loans from its director and the proceeds from the sale of its common stock in the public offering. While the Company believes in the viability of its strategy to commence operations and generate revenue and in its ability to raise additional funds, there can be no assurance to that effect. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. The Company’s Articles of Incorporation originally authorized the issuance of 75,000 shares of common stock, par value $0.001 per share. On August 7, 2026, the Company filed Articles of Amendment increasing the number of authorized shares of common stock to 75,000,000, par value $0.001 per share. No preferred stock has been authorized or issued.

On August 28, 2026, the Company issued 2,500,000 shares of common stock to its Director, Tomas Dragun, at a price of $0.001 per share, for aggregate cash proceeds of $2,500. The proceeds equal the aggregate par value of the shares issued and were recorded as common stock; no additional paid-in capital arose. As of August 31, 2026, there were 2,500,000 shares of common stock issued and outstanding. The Company had no outstanding stock options, warrants or other equity instruments as of August 31, 2026.

NOTE 5 – PREPAID EXPENSES

As of August 31, 2026, prepaid expenses amounted to $8,850 and represent the fee for Stage 1 of the Website Development Agreement entered into on August 31, 2026 with Gramston Limited, an unrelated third party (see Note 8), which was paid on the date of execution of the agreement.

Stage 1 comprises project requirements gathering and technical planning, business analysis and feature specification, UX research and wireframe preparation, and technical architecture planning, and is scheduled to be performed from August 31, 2026 to September 4, 2026. As the related services had not been rendered as of August 31, 2026, the amount paid is presented as a prepaid expense within current assets.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company’s related party is Tomas Dragun, who serves as the Company’s Director, as of August 31, 2026, holds 2,500,000 shares of the Company’s common stock, representing 100% of the shares issued and outstanding.

Name	Relationship with the Company	Ownership as of August 31, 2026
Tomas Dragun	Director and controlling stockholder	2,500,000 shares of common stock (100% of shares issued and outstanding)

On July 6, 2026, the Company entered into a Loan Agreement with Mr. Dragun, under which Mr. Dragun agreed to lend the Company up to $100,000. The loan is unsecured, bears no interest and is due and payable on July 6, 2031, unless the parties agree in writing to extend the term. Under the agreement, repayment is to be sourced from the Company’s revenues once the Company generates significant income, and the Company may prepay all or any portion of the outstanding balance prior to maturity with the written agreement of both parties. The loan is subordinated to indebtedness, if any, owed to unrelated third-party lenders. On August 28, 2026, Mr. Dragun advanced $6,500 in cash to the Company under the agreement. Movements in the loan from the related party were as follows:

Amount
Balance as of July 6, 2026 (Inception)	$-
Cash advanced to the Company during the period	6,500
Balance as of August 31, 2026	$6,500

As the loan is due on July 6, 2031 and repayment is not required within twelve months of the balance sheet date, the balance is classified as a non-current liability. No interest has been imputed, as the effect of imputation would be immaterial. The Company has not provided any guarantees, collateral or other security in respect of this balance.

Under the Loan Agreement, any outstanding amount of the loan may, at the option of Mr. Dragun, be converted into shares of the Company’s common stock at a conversion price to be determined based on a valuation methodology mutually agreed by the parties. As of August 31, 2026, no conversion price or valuation methodology had been agreed and no portion of the loan had been converted.

In addition, on August 28, 2026, the Company issued 2,500,000 shares of common stock to Mr. Dragun for cash proceeds of $2,500 (see Note 4).

NOTE 7 – SEGMENT REPORTING

The Company operates as a single operating segment and a single reportable segment. The Company’s chief operating decision maker (“CODM”) is Tomas Dragun, the Company’s Director.

The CODM assesses performance and makes resource allocation decisions for the Company as a whole using net loss as reported in the accompanying statement of operations, which is the measure of segment profit or loss. The CODM uses net loss to monitor the Company’s expenditures against available cash resources and to determine the timing and amount of funding required.

The significant expense categories regularly provided to and reviewed by the CODM are the same as those presented in the accompanying statement of operations. For the period from July 6, 2026 (inception) to August 31, 2026, segment expenses consisted of professional fees of $8,000 and general and administrative expenses of $15, representing bank service charges. There were no other segment items for the period.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Contractual Commitments

On August 31, 2026, the Company entered into a Website Development Agreement with Gramston Limited for website design, development, backend development, testing, deployment and related project management services, to be performed in five stages with a scheduled completion date of September 30, 2026. The total fee under the agreement is $38,530, determined on the basis of 601 estimated hours at hourly rates of $50 to $70 as set out in Exhibit A to the agreement. The fee is payable in two installments: $8,850 for Stage 1, paid on the date of execution of the agreement, and $29,680 for Stages 2 through 5, payable no later than October 31, 2026. The Company’s remaining commitment under the agreement as of August 31, 2026 was as follows:

Amount
Total fee under the Website Development Agreement	$38,530
Less: Stage 1 fee paid on August 31, 2026	(8,850)
Remaining commitment as of August 31, 2026 (Stages 2 through 5)	$29,680

If the agreement is terminated, the Company is required to pay the developer for services properly performed through the effective date of termination. The Company had no other material contractual commitments as of August 31, 2026.

Litigation

The Company was not subject to any legal proceedings during the period from July 6, 2026 (inception) to August 31, 2026, and, to the best of management’s knowledge, no legal proceedings are pending or threatened.

NOTE 9 – INCOME TAXES

The Company is subject to U.S. federal income tax at the statutory rate of 21%. The State of Wyoming does not impose a corporate income tax. The Company had no uncertain tax positions and no accruals for interest or penalties as of August 31, 2026. No income taxes were paid during the period. All tax periods since inception remain open to examination.

The reconciliation of the income tax benefit computed at the U.S. federal statutory rate to the provision for income taxes for the period from July 6, 2026 (inception) to August 31, 2026 is as follows:

	Amount	% of pretax loss
Income tax benefit at U.S. federal statutory rate	$(1,683)	21.0%
Change in valuation allowance	1,683	(21.0)%
Provision for income taxes	$-	0.0%

The Company’s net deferred tax asset as of August 31, 2026 consists of the following:

August 31, 2026
Net operating loss carryforward and accrued professional fees totaling $8,015 at the federal statutory rate of 21%	$1,683
Less: valuation allowance	(1,683)
Net deferred tax asset	$-

Federal net operating loss carryforwards may be carried forward indefinitely, subject to the limitation that their utilization in any year cannot exceed 80% of taxable income. Utilization of net operating loss carryforwards may be further limited under Section 382 of the Internal Revenue Code in the event of an ownership change. Management has established a full valuation allowance against the deferred tax asset, as realization is not considered more likely than not.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated events occurring after the balance sheet date through November 5, 2026, the date the financial statements were issued.

Under the Website Development Agreement described in Note 8, the website was completed by September 30, 2026, and the remaining fee of $29,680 is payable no later than October 31, 2026.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$21.00
Legal and Professional Fees	$1,500.00
Accounting and auditing	$10,000.00
Miscellaneous fees and expenses	$979.00
EDGAR fees	$2,500.00
TOTAL	$15,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner, she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On August 28, 2026, the Company issued 2,500,000 shares of its Common Stock to Tomas Dragun at a purchase price of $0.001 per share, for aggregate consideration of $2,500.

These securities were issued in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality
10.1	Loan Agreement
10.2	Website Development Agreement
23.1	Consent of Independent Auditor
99.1	Subscription Agreement
107	Calculation of Filing Fee Tables

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To be removed from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the smaller reporting company pursuant to the foregoing provisions, or otherwise, the smaller reporting company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the smaller reporting company of expenses incurred or paid by a director, officer or controlling person of the smaller reporting company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the smaller reporting company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

4.  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

5.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the smaller reporting company pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 5, 2026.

Holvek Technologies Corporation, Registrant

By:	/s/ Tomas Dragun
Name:	Tomas Dragun
Title:	President, Secretary, Treasurer and Director
(Principal Executive, Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tomas Dragun
Tomas Dragun	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	November 5, 2026.

S-1